UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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SCRIPPS NETWORKS INTERACTIVE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SCRIPPS NETWORKS INTERACTIVE, INC.

9721 Sherrill Blvd.

Knoxville, TN 37932

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2012

TO THE SHAREHOLDERS OF SCRIPPS NETWORKS INTERACTIVE, INC.

The Annual Meeting of the Shareholders of Scripps Networks Interactive, Inc. (the “Company”) will be held at the Company’s headquarters, 9721 Sherrill Blvd., Knoxville, Tennessee 37932, on Tuesday, May 15, 2012, at 4:00 p.m., local time, for the following purposes:

1.	to elect 12 persons as directors of the Company; and

2.	to transact such other business as may properly come before the meeting.

The board of directors has set the close of business on March 21, 2012, as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting and any adjournment thereof.

We encourage you to attend the meeting and vote your shares in person. If you plan to attend the meeting and need special assistance because of a disability, please contact the corporate secretary’s office.

We have enclosed the 2011 Annual Report, including financial statements, and the proxy statement with this Notice of Annual Meeting.

It is important that your shares be represented at the meeting, whether or not you are personally able to attend. Registered shareholders can vote their shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you may still vote your shares by marking your vote on the enclosed proxy card and signing, dating and mailing it in the envelope provided. Returning your executed proxy card, or voting your shares using the toll-free number or the Internet, will not affect your right to attend the meeting and vote your shares in person.

Your proxy is being solicited by the board of directors.

ANATOLIO B. CRUZ III

Chief Legal Officer and Corporate Secretary

April 10, 2012

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2012.

The Proxy Statement and the Annual Report to Shareholders are available without charge at http://www.proxydocs.com/sni.

SCRIPPS NETWORKS INTERACTIVE, INC.

9721 Sherrill Blvd.

Knoxville, TN 37932

PROXY STATEMENT

2012 ANNUAL MEETING

May 15, 2012

This proxy statement, together with the accompanying notice of meeting, proxy card and annual report, is being mailed to shareholders on or about April 10, 2012. It is furnished in connection with the solicitation of proxies by the board of directors of Scripps Networks Interactive, Inc., an Ohio corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders, which will be held on Tuesday, May 15, 2012.

The close of business on March 21, 2012, has been set as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

On March 21, 2012, the Company had outstanding 119,246,439 Class A Common Shares, $.01 par value per share (“Class A Common Shares”), and 34,317,173 Common Voting Shares, $.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.

Quorum Requirement and Voting

A quorum of shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding Class A Common Shares is necessary for the election of the four directors to be elected by the holders of the Class A Common Shares and the presence, in person or by proxy, of the holders of a majority of the outstanding Common Voting Shares is necessary for any other action to be taken at the meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so under the regulations of the NYSE.

Under Ohio law and the Company’s Articles of Incorporation, broker non-votes for Class A Common Shares and abstaining votes for both Class A Common Shares and Common Voting Shares will not be counted in favor of, or against, election of any nominee. Holders of Class A Common Shares and Common Voting Shares do not have cumulative voting.

The presence of any shareholder at the meeting will not operate to revoke his or her proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by giving written notice to the Company or in open meeting.

The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the meeting. The forms of proxy for the two respective classes of stock permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors.”

In counting votes on a particular item, other than the election of directors, the Company will treat abstentions as votes cast on the particular matter; therefore, they have the same effect as a vote against the matter. The company will not, however, treat broker non-votes as either votes cast or shares present for matters related to the particular item. As a result, broker non-votes will have no effect on the matter unless the matter requires a majority of the outstanding shares of a class for approval (in which event they will have the same effect as a vote against the matter).

PROPOSAL 1

Election of Directors

A board of 12 directors is to be elected, four by the holders of Class A Common Shares voting separately as a class and eight by the holders of Common Voting Shares voting separately as a class. In the election, the nominees receiving the greatest number of votes will be elected.

Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the four directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the eight directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the board of directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the board of directors may propose.

REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following table sets forth certain information as to each of the nominees for election to the board of directors.

Name	Age	Director Since	Principal Occupation or Occupation/Business Experience for Past Five Years

Nominees for Election by Holders of Class A Common Shares

David A. Galloway(1)	68	2008	President and Chief Executive Officer of Torstar Corporation from 1988 until his retirement in May 2002 (a media company listed on the Toronto Stock Exchange).
			Mr. Galloway brings over twenty years of media industry experience to the Company. His previous role as Chief Executive Officer provides him with knowledge, experience and insight into various budget issues as well as oversight, governance and management of large organizations. He holds an MBA from Harvard Business School and has extensive business experience and leadership skills. Additionally, he served on the board of directors of The E. W. Scripps Company (from which the Company was spun off in July 2008), which provided him with institutional knowledge and insight into the challenges and opportunities of the Company.
Nicholas B. Paumgarten(2)	66	2008	Chairman, Corsair Capital LLC (an investment firm) since March 2006; Managing Director of J.P. Morgan Chase and Chairman of J.P. Morgan Corsair II Capital Partners L.P. from February 1992 to March 2006 (an investment banking firm and an investment fund).

Name	Age	Director Since	Principal Occupation or Occupation/Business Experience for Past Five Years
			Mr. Paumgarten has extensive financial industry experience and brings both financial services and corporate governance perspective to the Company as the current Chairman of Corsair Capital, the former Managing Director of J.P. Morgan Chase, and the former Chairman of J.P. Morgan Corsair II Capital Partners L.P. His prior service as a director of The E. W. Scripps Company provided him with institutional knowledge and expertise in the media industry.
Jeffrey Sagansky(3)	60	2008	Chairman of Hemisphere Media Capital since 2011; President of Global Eagle Acquisition Corp. since 2011; former Chairman of RHI Entertainment from February 2009 to December 2010; Former Chairman of Elm Tree Partners from January 2007 to December 2010; Former Co-Chairman of Peace Arch Entertainment from September 2007 to February 2008; Vice Chairman of Paxson Communications from December 2002 to August 2003; President and CEO of Paxson from 1998 to December 2002.
			Mr. Sagansky brings more than thirty-five years of experience managing television operations and investing in television distribution and production companies, which enables him to provide critical insights into the media industry and how best to position the Company for success. He also holds an MBA from Harvard Business School. From his long-term experience in the media industry, he brings expertise and industry knowledge to the board. Also, as a former director of The E. W. Scripps Company, he brings historical knowledge of the Company and its strengths, challenges and opportunities.
Ronald W. Tysoe(4)	58	2008	Senior Advisor of Perella Weinberg Partners LP from October 2006 to September 2007; Vice Chairman from April 1990 to October 2006 of Federated Department Stores, Inc. (now Macy’s Inc.).
			Mr. Tysoe brings significant experience in accounting and finance, including serving on a number of audit committees of public companies and as a former Chief Financial Officer of a large public company. Mr. Tysoe is an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act. Additionally, he served as a director of The E. W. Scripps Company, which provided him with institutional knowledge and insight into the challenges and opportunities of the Company.

Name	Age	Director Since	Principal Occupation or Occupation/Business Experience for Past Five Years

Nominees for Election by Holders of Common Voting Shares
Gina L. Bianchini	39	2012	Founder and CEO of Mighty Software, Inc. since September 2010. CEO of Ning, Inc. from 2004 to March 2010. Co-Founder and President of Harmonic Communications from March 2000 to July 2003.
			Ms. Bianchini’s expertise, vision and creativity in the rapidly evolving world of social networking make her uniquely qualified to serve the Company. Her valuable insight and guidance will benefit the Company as it develops new interactive businesses and explores opportunities to create and deliver our brand of lifestyle content on innovative digital platforms.
John H. Burlingame(5)	78	2008	Retired Partner since January 2003, Active Retired Partner from January 2000 to December 2002; Senior Partner from January 1998 to December 1999; Partner from June 1997 through December 1997 and Executive Partner from 1982 through 1997 of Baker & Hostetler LLP (law firm).
			Mr. Burlingame brings to the Company experience in legal matters as a result of his legal career and institutional knowledge of the Company from his service as a Trustee of The Edward W. Scripps Trust (the “Trust”), the Trust that holds 87.7% of the Common Voting shares. As a result of his long-time affiliation with the Trust, the Company and The E.W. Scripps Company, he brings the perspective of the Company’s largest shareholder.
Michael R. Costa	53	2009	Former Head of Mergers and Acquisitions and Vice Chairman of Investment Banking, Cowen and Company from 2010–2011. Former Managing Director, Global Markets and Investment Banking/Mergers and Acquisitions of Merrill Lynch & Co. from 1989 through 2008.
			Mr. Costa brings more than twenty years of finance/investment banking experience to the board of directors. He also holds a law degree. His prior work experience includes serving as a financial advisor to numerous corporations/boards of directors in the media and communications industries in connection with mergers, acquisitions and corporate restructurings.

Name	Age	Director Since	Principal Occupation or Occupation/Business Experience for Past Five Years
Kenneth W. Lowe	61	2008	Chairman, President and Chief Executive Officer of the Company since July 2008. President and Chief Executive Officer of The E. W. Scripps Company from October 2000 to June 2008. President and Chief Operating Officer from January 2000 to September 2000 of The E. W. Scripps Company.
			From his service as the current Chairman, President and Chief Executive Officer of the Company and his prior service as President and Chief Executive Officer and Chief Operating Officer of The E. W. Scripps Company (from which the Company was spun off in July 2008), Mr. Lowe brings deep institutional knowledge and perspective regarding the Company’s strengths, challenges and opportunities. He possesses extensive public company and media (cable network) industry experience.
Jarl Mohn(6)	60	2008	Trustee of the Mohn Family Trust since September 1991, Interim CEO at MobiTV from May 2007 to October 2007; President and Chief Executive Officer of Liberty Digital, Inc. from January 1999 to March 2002; President and CEO of E! Entertainment Television from January 1990 to December 1998.
			Mr. Mohn brings more than forty years experience in the media industry through his prior positions as Chief Executive Officer of several major media companies. Additionally, he has 25 years experience in the cable TV industry. He is known for his vast and extensive industry knowledge, innovative thinking and expertise as well as a thorough understanding of the challenges and opportunities faced by the Company. Additionally, he served as a director of The E. W. Scripps Company, which provided him with institutional knowledge of the Company.
Mary McCabe Peirce(5)(7)	63	2008	Trustee of The Edward W. Scripps Trust. Mrs. Peirce brings institutional knowledge to the Company through her service as a Trustee of The Edward W. Scripps Trust and as a director of The E. W. Scripps Company. As a result of her service, she has a thorough understanding of the Company’s history and vision.
Dale C. Pond(8)	65	2008	Retired Senior Executive Vice President, Chief Merchandising Officer of Lowe’s Companies. Mr. Pond held this position from 2003 until his retirement in 2005.

Name	Age	Director Since	Principal Occupation or Occupation/Business Experience for Past Five Years
			Mr. Pond brings over thirty-five years of business experience and expertise in merchandising, marketing and strategy development. His former role as a senior executive with Lowe’s provides him with knowledge, experience and insight into various budgetary issues as well and oversight and management of large public companies. His service as chair of the compensation committee and nominating and governance committee on another board of directors has provided him with insight and perspective regarding current issues on executive compensation and governance.
Nackey E. Scagliotti(5)(7)	66	2008	Chairman of The E. W. Scripps Company since May 2009; Former Chairman of the Board of Directors from May 1999 to December 2008 and Assistant Publisher from 1996 to May 1999 of The Union Leader Corporation (New Hampshire publisher of daily, Sunday and weekly newspapers). Former President (1999 through 2003) and Publisher (1999 and 2000) of Neighborhood Publications, Inc. (New Hampshire publisher of weekly newspapers).
			Mrs. Scagliotti brings institutional knowledge of the Company as a Trustee of the Trust. Additionally, she serves as Chairman of The E.W. Scripps Company’s board of directors, which provides governance perspective as well as historical knowledge of the Company.

(1)	Mr. Galloway is a director of Toromont Industries (a Caterpillar machinery dealer and gas compression company). He was previously a director of Bank of Montreal, Shell Canada, Cognos Inc. and Abitibi Consolidated.

(2)	Mr. Paumgarten is a director of Sparta Insurance (an insurance company) and Kyobo Life Insurance Co., Ltd. (a Korean private company). He was previously a director of Compucredit and Post Properties, Inc.

(3)	Mr. Sagansky is a managing partner in Hemisphere Media Capital (a private film and TV finance company). He was previously a director of RHI Entertainment and American Media.

(4)	Mr. Tysoe is a director of Canadian Imperial Bank of Commerce, Cintas Corporation (a company providing specialized services, including uniform programs and other products, to businesses), Taubman Centers, Inc. (a real estate company that owns and operates regional shopping centers) and Pzena Investment Management, Inc. (an investment management company). He was previously a director of NRDC Acquisition Corp. and Ohio Casualty Corporation.

(5)	Mr. Burlingame, Mrs. Peirce and Mrs. Scagliotti are the trustees of The Edward W. Scripps Trust. Mr. Burlingame, Mrs. Peirce and Mrs. Scagliotti are directors of The E. W. Scripps Company (a media company with interests in television stations, newspapers and local news and information Web sites).

(6)	Mr. Mohn is a director of comScore (an internet usage measurement company), Fanhattan (a video discovery app), Rubicon Project (a private web real time ad trading company), Ntro (a mobile/social introduction service) and Playdek (a mobile game developer). He was previously a director of CNET and XM Satellite Radio Holdings, Inc.

(7)	Mrs. Peirce and Mrs. Scagliotti are income beneficiaries of The Edward W. Scripps Trust and are first cousins.

(8)	Mr. Pond is a director of Bassett Furniture (a retailer, manufacturer and marketer of branded home furnishings) and Family Dollar Stores (a company that operates a chain of general merchandise retail discount stores).

REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of January 31, 2012, unless indicated otherwise in the footnotes below, of more than 5% of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

	Total Shares to be Beneficially Owned		Percentage of Total(1)
Name and Address of Beneficial Owner	Class A Common Shares	Common Voting Shares	Class A Common Shares	Common Voting Shares
GREATER THAN FIVE PERCENT SHAREHOLDERS
The Edward W. Scripps Trust(2)	32,762,195	32,080,000	26.8%	93.5%
13350 Metro Parkway, Suite 301 Fort Myers, FL 33966-4796
Harris Associates L.P.(3)	7,286,100	—	6.0%	—
Two North LaSalle St., Suite 500 Chicago, IL 60602-3790
BlackRock, Inc.(4)	6,981,036	—	5.7%	—
40 East 52nd St., New York, NY 10022
Goldman Sachs Asset Management, L.P.(5)	6,282,553	—	5.1%	—
200 West St., New York, NY 10282

(1)	Percentage of class is based on 122,366,500 Class A Common Shares and 34,317,173 Common Voting Shares outstanding as of January 31, 2012.

(2)	Based on a Schedule 13D filed by The Edward W. Scripps Trust with the SEC on August 30, 2011. The trustees of the Trust are John H. Burlingame, Mary McCabe Peirce and Nackey Scagliotti. The Trust will terminate upon the death of one individual. Upon the termination of the Trust, substantially all of its assets (including all shares of capital stock of the Company held by the Trust) will be distributed to certain descendants.

(3)	Based on Amendment No. 2 to Schedule 13G filed with the SEC by Harris Associates L.P. and Harris Associates, Inc., each of which is a registered investment adviser, on February 14, 2012.

(4)	Based on a Schedule 13G filed with the SEC by BlackRock, Inc. on February 9, 2012 with respect to certain of its subsidiaries.

(5)	Based on a Schedule 13G filed with the SEC by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC, each of which is a registered adviser, on February 10, 2012 with respect to 6,282,553 shares as to which they hold shared voting and dispositive power.

The following table sets forth certain information with respect to the beneficial ownership of Class A Common Shares by the Company’s executive officers and directors as of January 31, 2012.

Name of Beneficial Owner:	Class A Common Shares(1)	Exercisable Options(2)	Total Class A Common Shares(3)	Percentage of Percent
Michael R. Costa	1,825	19,802	21,627	*
Anatolio B. Cruz III	25,714	76,238	101,952	*
John H. Burlingame(4)	9,883	45,506	55,389	*
David A. Galloway	10,303	19,802	30,105	*
Mark S. Hale	14,010	95,709	109,719	*
John F. Lansing	0	138,645	138,645	*
Kenneth W. Lowe	476,093	1,049,908	1,526,001	1.25%
Jarl Mohn(5)	17,162	19,802	36,964	*
Joseph G. NeCastro	18,801	152,059	170,860	*
Nicholas B. Paumgarten(6)	16,531	62,642	79,173	*
Mary Peirce(4)	3,078	19,802	22,880	*
Dale Pond	3,078	19,802	22,880	*
Jeffrey Sagansky	13,580	19,802	33,382	*
Nackey E. Scagliotti(4)	15,291	45,506	60,797	*
Ronald W. Tysoe	0	19,802	19,802	*
All directors & executive	33,436,909	1,952,107	35,389,016	28.96%
officers as a group (22 persons)

*	Shares owned represent less than 1% of the outstanding shares of such class of stock.

(1)	The shares listed for each of the officers and directors represent his or her direct or indirect beneficial ownership of Class A Common Shares.

(2)	The shares listed for each of the executive officers and directors include Class A Common Shares underlying exercisable options at January 31, 2012 and options that were exercisable within 60 days after January 31, 2012.

(3)	The shares listed do not include the balances held in any of the directors’ phantom share accounts that are the result of an election to defer compensation under the 2008 Deferred Compensation Plan for Directors. None of the shares listed for any officer or director is pledged as security for any obligation, such as pursuant to a loan arrangement or agreement or pursuant to any margin account agreement.

(4)	These persons are trustees of The Edward W. Scripps Trust and have the power to vote and dispose of the 32,762,195 Class A Common Shares and the 32,080,000 Common Voting Shares held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust.

(5)	The shares for Mr. Mohn include 100 shares held in a S corporation that is 100 percent controlled by The Mohn Family Trust.

(6)	The shares listed for Mr. Paumgarten include 1,700 shares owned by his wife. Mr. Paumgarten disclaims beneficial ownership of such shares.

REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

2011 Board Meetings

During 2011, the board of directors held four regularly scheduled meetings and nine special meetings. All directors attended all of the meetings of the board of directors and of the committees on which they served during the year ended December 31, 2011, except for five directors, who missed one special meeting each, and one director who missed one committee meeting.

Executive Sessions of Directors

Executive sessions of non-management directors are held regularly. A lead director selected by the board of directors or another non-management director selected by the board of directors at the time of the meeting presides at each of these meetings. Nicholas B. Paumgarten served as the lead director for 2011.

Committee Charters

The charters of the audit, compensation and nominating and governance committees are available for review on the Company’s website at www.scrippsnetworksinteractive.com by first clicking on “Investor Relations,” and then “Corporate Governance,” and then on each charter’s name. Copies are available in print to any shareholder who requests a copy by contacting the corporate secretary at 312 Walnut Street, Suite 1800, Cincinnati, Ohio, 45202.

Committees of the Board of Directors

Executive Committee.    Kenneth W. Lowe, Chair, Nicholas B. Paumgarten and John H. Burlingame are the members of the executive committee. The board of directors may delegate authority to the executive committee to exercise certain powers of the board of directors in the management of the business and affairs of the Company between board of directors meetings.

Audit Committee.    Ronald W. Tysoe, Chair, Michael R. Costa, Dale Pond and Jeffrey Sagansky are the members of the audit committee. The purpose of the committee is to assist the board of directors in fulfilling its oversight responsibility relating to: (1) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (2) the performance of the internal audit services function; (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (4) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (5) the evaluation of enterprise risk issues; and (6) the fulfillment of all other responsibilities as outlined in its charter. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. During 2011, the audit committee held seven meetings. Each member of the audit committee is financially literate, under applicable Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) standards. In addition, Mr. Tysoe is an “audit committee financial expert,” as defined under SEC regulations. No member of the committee may receive any compensation, consulting, advisory or other fee from the Company, other than the board of directors compensation described elsewhere in this proxy statement, as determined in accordance with applicable SEC and NYSE rules.

The Company does not limit the number of other audit committees on which the members serve; however, in each case, the board of directors evaluates and determines whether commitments to serve on other audit committees impairs such member’s effective service to the Company. Mr. Tysoe currently serves on the audit committees of four public companies, in addition to service on the audit committee of the Company. The Company’s board of directors reviewed this service commitment and determined that such simultaneous service does not impair his ability to effectively serve on the Company’s audit committee.

Compensation Committee.    David A. Galloway, Chair, John H. Burlingame, Jarl Mohn and Ronald W. Tysoe are the members of the compensation committee. The committee is appointed by the board of directors to discharge the board of director’s responsibilities relating to compensation of the Company’s officers. The committee reviews and approves the Company’s goals and objectives relevant to compensation of senior management and evaluates the performance of senior management in light of those goals and objectives. With respect to the senior managers, the committee establishes base compensation levels, the terms of incentive compensation plans and equity-based plans and post-service arrangements. The committee approves all awards under the Company’s Long-Term Incentive Plan and approves awards under the Company’s Executive Annual Incentive Plan. The committee reviews all of the components of the chief executive officer’s compensation, including goals and objectives, and makes recommendations to the board of directors.

With respect to any funded employee benefit plans, the committee appoints and monitors named fiduciaries. On an annual basis, the committee reviews the operation of the Company’s compensation program to evaluate its coordination and execution and reviews any management perquisites. The committee reviews succession planning relating to positions held by senior officers and makes recommendations with respect thereto to the board of directors. The committee has the authority to engage outside consultants to assist in determining appropriate compensation levels for the chief executive officer, other senior managers and directors. The committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement and reviewing and approving the Compensation Discussion and Analysis and related compensation disclosure included in the Company’s proxy statement. During 2011, the compensation committee held six meetings.

Nominating and Governance Committee.    Jeffrey Sagansky, Chair, Nicholas B. Paumgarten, Mary McCabe Peirce and Nackey E. Scagliotti are the members of the nominating and governance committee. The purpose of the committee is: (1) to assist the board of directors by identifying individuals qualified to become board members and to recommend director nominees to the board of directors; (2) to recommend to the board the Corporate Governance Guidelines applicable to the Company; (3) to lead the board of directors in its annual review of the board of directors’ performance; (4) to recommend to the board of directors nominees for each committee of the board of directors; and (5) to review and make recommendations with respect to director compensation to the board of directors. During 2011, the nominating and governance committee held four meetings.

Ad Hoc Committee.    Ronald W. Tysoe, David A. Galloway and Dale C. Pond are the members of a special ad hoc committee appointed by the board of directors in 2011 to review the amount and timing of a share repurchase program, including any share repurchase from The Edward W. Scripps Trust, and to provide a recommendation to the full board of directors. The ad hoc committee met one time in the second quarter of 2011.

CORPORATE GOVERNANCE

The board of directors is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating and governance committee annually reviews the Company’s corporate governance principles, a copy of which is available on the Company’s Web site by clicking on “Investor Relations,” then “Corporate Governance,” and “Highlights.” Copies are available in print to any shareholder who requests a copy by contacting the corporate secretary at 312 Walnut Street, Suite 1800, Cincinnati, Ohio, 45202.

Code of Ethics

The Company demonstrates its commitment to operate at the highest ethical standards by enforcing the principles in its Code of Ethics which is applicable to all employees. The Company’s corporate ethics program director is responsible for implementation and oversight of the ethics program. Additionally, the Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and the Senior Financial and Accounting Officers. It is the responsibility of the audit committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms. The Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers is available for review on the Company’s website and to any shareholder who requests a printed copy. Amendments to the policies and waivers of provisions applicable to executive officers or directors may only be made by the board of directors or an authorized committee of the board of directors. Any such amendment or waiver will be promptly disclosed on the Company’s website within four business days.

The Company believes it has an obligation to provide employees with the guidance and support needed to ensure that the best, most ethical choices are made at work. To support this commitment, the Company established a means for employees to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics relating, among other things, to: accounting and auditing matters; antitrust activity; confidentiality and misappropriation; conflicts of interest, discrimination or harassment; diverting of product or business activity; embezzlement; falsification of contracts, reports or records; gifts or entertainment; improper supplier or contractor activity; securities violations; sexual harassment; substance abuse; theft; or unsafe working conditions. To submit a report, an employee may call a toll-free number that is answered by a trained professional of EthicsPoint, an independent firm. This number (888-258-3507) is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com).

Charitable Contributions

The Company has not made any charitable contributions, where the amount has exceeded $1 million or 2% of such charity’s consolidated gross revenues, to any charitable organization of which a director is an executive officer.

Board Leadership Structure

Kenneth W. Lowe serves as both the chairman of the Company’s board of directors and as its president and chief executive officer. The board of directors has also appointed a lead director, Nicholas B. Paumgarten, who presides at all meetings of the board of directors at which the chairman is not present, including executive sessions of the independent directors. The lead director also serves as a liaison between the chairman and the independent directors, which includes sharing with the chief executive officer such observations, comments or concerns as he and the other independent directors deem appropriate, reviews with the chairman matters to be presented to the board of directors, including meeting agendas and has the authority to call meetings of the independent directors. The Company’s enterprise risk issues are reviewed by the audit committee, which reports on such issues to the board of directors based on periodic reports from management. The chief executive officer’s performance is reviewed annually by the compensation committee, which reports such determinations to the board of directors. The Company deems this leadership structure appropriate as it promotes efficiency in communications between the chief executive officer and the board of directors while monitoring effective independent board oversight over the chief executive officer.

Communications with the Board of Directors

Shareholders and other interested parties wishing to communicate with the independent directors as a group or with any individual director (including the lead director) may do so by addressing a letter to the independent directors or to the individual director and sending it to them in care of the corporate secretary at 312 Walnut Street, Suite 1800, Cincinnati, Ohio 45202. For those who wish to send such communications via e-mail, they can do so to ab.cruz@scrippsnetworks.com. A majority of the independent directors have instructed the corporate secretary to review all communications so received, and to forward directly to the independent directors or the individual director all such communications, except for communications unrelated to the function of the board of directors. Any communications not forwarded will be retained for one year, and any independent director may request the corporate secretary to forward to the independent director any such communication. The corporate secretary will not share direct communications to the independent directors or an individual director with any other member of management unless instructed to do so by the lead director or the independent director to whom the communication was addressed.

Director Attendance at Annual Meetings of Shareholders

The Company does not have a policy with regard to attendance by the board of directors at the Annual Meeting of Shareholders.

Director Education

New directors attend a training session that introduces them to the Company’s operations and to the members of management. Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations. The Company pays for the continuing education of its directors. The director orientation policy is reviewed by the nominating and governance committee annually.

Director Independence — Audit Committee

The board of directors of the Company has determined that none of the current members of the audit committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and in the listing standards of the NYSE.

Director Independence — Controlled Company Status

The NYSE requires listed companies to have a majority of independent directors on their board of directors and to ensure that their compensation committee and governance committee are composed of a majority of independent directors as well. A company that qualifies as a “controlled company” does not have to comply with these requirements so long as it discloses to shareholders that the company qualifies as a “controlled company” and is relying on this exemption in not having a majority of independent directors on the board or a majority of independent directors on either of the aforementioned committees. A “controlled company” is a listed company of which more than 50% of the voting power is held by an individual, a group, or another company. The Edward W. Scripps Trust holds a majority of the Company’s outstanding Common Voting Shares, and as such the Company qualifies as a “controlled company” and may rely on the NYSE exemption. The Company is not relying at present on that exemption.

Director Independence

The Company has determined that all of the directors, other than Kenneth W. Lowe, have no material relationship with the Company and are independent under the criteria set forth in applicable rules of the SEC, the NYSE Corporate Governance Standards and the Company’s Corporate Governance Principles. Additionally, all of the members of the audit committee, nominating and governance committee and the compensation committee are independent under such standards.

Nominations for Directors

The nominating and governance committee will review any candidate recommended by a shareholder of the Company in light of the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send the recommendation, with a description of the candidate’s qualifications, to: Chair, Nominating and Governance Committee, c/o Mr. Anatolio B. Cruz III, Scripps Networks Interactive, Inc., 312 Walnut Street, Suite 1800, Cincinnati, Ohio 45202.

In the past, the committee has hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.

Nomination for Directors — Qualification Standards

When selecting new director nominees, the nominating and governance committee considers requirements of applicable law and listing standards, as well as the director qualification standards highlighted in the Company’s corporate governance principles. The committee seeks diversity on the board of directors in terms of skills and experience and other factors. The committee is responsible for reviewing with the board of directors the experience, qualifications, attributes and skills of nominees as well as the diversity and composition of the board of directors as a whole. A person considered for nomination to the board of directors must be a person of high integrity. Other factors considered are independence, age, skills, and experience in the context of the needs of the board of directors. The nominating and governance committee makes recommendations to the board of directors regarding the selection of director nominees. The committee is required to review annually the effectiveness of the Company’s corporate governance principles, including the provisions regarding director qualifications (including diversity) that are part of the corporate governance principles.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (also referred to as “CD&A”) describes the Company’s compensation philosophy for its named executive officers. For purposes of this CD&A, the Company’s named executive officers are Messrs. Lowe, NeCastro, Lansing, Cruz and Hale. These individuals are referred to collectively as “NEOs”.

Overview of Compensation Program

Objectives

The Company’s executive compensation program is designed to meet the following three objectives that align with and support our strategic business goals:

•	Attract and retain executives who lead the Company’s efforts to build long-term value for shareholders.

•	Reward annual operating performance and increases in shareholder value.

•	Emphasize the variable performance-based components of the compensation program more heavily than the fixed components.

Compensation Elements

The key elements of the Company’s executive compensation program are base salary, annual incentives, long-term incentives consisting of stock options, time-based restricted share units and performance-based restricted share units, and retirement benefits. The compensation program also includes certain perquisites, but these perquisites are not a significant element of compensation. Each element of compensation is designed to fulfill the compensation objectives discussed above.

Program	Form	Fixed or Variable	Objectives
Base salary	Cash	Fixed	• Serves as attraction and retention incentive
• Rewards individual performance
Annual incentive	Cash	Variable	• Rewards annual operating results
• Emphasizes variable performance-based compensation
Long-term incentive, which includes: Stock options, and	Equity	Variable	• Emphasizes variable performance-based compensation
• Serves as attraction and retention incentive
• Rewards for increasing stock price and enhancing long-term value
• Aligns interests with shareholders
Time-based restricted share units, and	Equity	Fixed	• Serves as attraction and retention incentive
• Rewards for maintaining and increasing stock price and enhancing long-term value
• Aligns interests with shareholders
Performance-based restricted share units	Equity	Variable	• Rewards for total shareholder returns
• Serves as attraction and retention incentive
• Rewards for maintaining and increasing stock price and enhancing long-term value
• Aligns interests with shareholders
Retirement benefits	Cash	Fixed	• Serves as attraction and retention incentive

Benchmarking

To assist in evaluating and determining levels of compensation in 2011, the Company’s compensation committee (“Committee”) engaged the independent consulting firm, Meridian Compensation Partners, LLC, to collect and analyze comprehensive market data, including base salary, target short-term incentives and long-term incentive opportunities for each of the NEOs from the following published and proprietary sources:

•	Primary data source: Proxy data from a peer group of 13 companies in the media industry, including:

Cablevision Systems Corp.	News Corp.
CBS Corp.	Overstock.com, Inc.
Crown Media Holdings, Inc.	Sirius XM Radio, Inc.
Discovery Communications, Inc.	Time Warner, Inc.
eBay, Inc.	Viacom, Inc.
Liberty Global, Inc.	Walt Disney Co.
Lions Gate Entertainment Corp.

The companies in this group represent those companies with which we compete for business and for talent. All pay opportunities were compared with the size-adjusted median of the market using regression analysis based on revenues to reflect pay of similar-situated executives in comparable positions.

•	Secondary references: Used as a supplement to the proxy data for reference only

•	The Cable and Telecommunications Human Resources Association (CTHRA) Cable Programmers/Broadcast Networks Compensation Survey

•	Towers Watson Executive Compensation Database: General Industry and Media Cuts

•	Hewitt Associates Compensation Measurement Database: General Industry Data

Market data provides an important reference point by indicating what an executive could expect to earn at a similar peer company and what the Company might expect to pay if it should have to recruit from the outside. However, market data is one of the many factors that we consider in assessing the reasonableness of pay opportunities provided to its executive officers. The Committee also considers other relevant factors in setting an executive officer’s pay opportunity, such as the incumbent’s experience, tenure in position, talent supply and demand, cost constraints of the Company and internal equity considerations.

Variable or At Risk Compensation

A significant portion of the compensation program for the NEOs is “variable” or “at risk.” This means that it is contingent upon achieving specific results that are essential to the Company’s long-term success and growth in shareholder value. As described above, the variable components of the 2011 compensation program include annual incentives, stock options, and performance-based restricted share units.

The Committee has not established a specific formula for the allocation of “fixed” and “variable” or “at risk” compensation components and instead retains the discretion to modify the allocation from year to year. In general, a larger percentage of Mr. Lowe’s compensation is variable or “at risk” than that of the other NEOs. The Committee believes this approach directly aligns the CEO with shareholder interests and is reflective of his greater responsibilities.

As illustrated below, for 2011, approximately 70% of the total direct compensation opportunity for the Company’s NEOs (other than the CEO) was weighted — assuming payout at target levels — toward variable and equity components. The total direct compensation opportunity for the CEO was approximately 80% weighted toward variable and equity components.

Analysis of Each Compensation Element

Following is a brief summary of each element of the 2011 compensation program for the NEOs.

Base Salary

After discussing the individual performance, experience, scope of responsibilities, and Mr. Lowe’s recommendations for the other NEOs, the Committee established the base salaries for each NEO. In general, the increases are intended to be base pay competitive with the market and take into consideration the individual performance and scope of responsibilities of each NEO.

NEO	2011 Base Salary Increase Percent
Lowe	4.3%
NeCastro	5.4%
Lansing	8.0%
Cruz	1.3%
Hale	4.0%

Please refer to the Salary column of the Summary Compensation table for the 2011 base salaries of the NEOs.

Annual Incentive

The annual incentive payout for the NEOs is based on the extent to which certain pre-established performance goals are achieved during the year. The annual incentive compensation is consistent with the Company’s pay for performance philosophy and is also “at risk” because the Company must achieve certain performance goals established by the Committee for the NEOs to receive an annual incentive payout.

The annual incentive payout affects the total value of an NEO’s compensation because the annual incentives are included in an executive’s final average compensation for purposes of determining his retirement benefits, severance benefits, and benefits related to a change in control (see Retirement Plans, Employment Agreement, and Change in Control Plan below). The Company believes that this approach to annual incentive awards is effective in matching compensation to performance. This approach is also effective in retaining, motivating and attracting talented executives who deliver strong performance.

Target Incentive Opportunities

The NEOs had the opportunity to earn targeted incentive cash payments that were calculated as a percentage of each executive’s annual base salary. The target incentive opportunities were established by the Committee, according to each executive’s position and level of responsibility. The Committee took into consideration the overall performance of each NEO, market data as well as Mr. Lowe’s recommendations. Based on the review of the market data, the Committee decided to maintain the same target annual incentive percentage as in 2010.

NEO	2010 Target Incentive Percent	2011 Target Incentive Percent
Lowe	130%	130%
NeCastro	75%	75%
Lansing	75%	75%
Cruz	60%	60%
Hale	50%	50%

Performance Goals

The target incentive opportunities are earned based on the extent to which certain performance goals are achieved. The Committee established two performance goals for the 2011 performance period: segment profit and revenue excluding the interactive services segment, which was divested. This is a change from prior years where segment profit and earnings per share were used. The Committee made this strategic shift from the use of two overlapping profit-based performance metrics to place a strong emphasis on both growth and profits.

The target annual incentive opportunities, performance targets and weighting were:

NEO	Target Annual Incentive (As % of Base Salary)	Weights Segment Profit/Revenue	Threshold Segment Profit/ Revenue ($ millions)	Target Segment Profit/ Revenue ($ millions)	Maximum Segment Profit/ Revenue ($ millions)
Lowe	130%	65/35	$770.9/$1,571.0	$1,027.9/$2,094.6	$1,284.9/$2,618.3
NeCastro	75%	65/35	$770.9/$1,571.0	$1,027.9/$2,094.6	$1,284.9/$2,618.3
Lansing	75%	65/35	$770.9/$1,571.0	$1,027.9/$2,094.6	$1,284.9/$2,618.3
Cruz	60%	65/35	$770.9/$1,571.0	$1,027.9/$2,094.6	$1,284.9/$2,618.3
Hale	50%	65/35	$770.9/$1,571.0	$1,027.9/$2,094.6	$1,284.9/$2,618.3

These performance goals were used because:

•

Segment profit.    Segment profit is the measure by which the Company evaluates the operating performance of each business segment and the measure of performance most frequently used by investors to determine the value of the enterprise. Segment profit is defined as net income determined in accordance with accounting principles generally accepted in the United States excluding interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items. The segment profit goal was based on the consolidated performance of the Company excluding the interactive services segment, which was divested.

•	Revenue. The revenue goal was based on the consolidated performance of the Company excluding the interactive services segment, which was divested.

Payout Percentages

For 2011, the annual incentive payout opportunity could vary from 0% to 200% of the targeted percentage of base salary, according to the level of overall performance achieved for the year relative to the established performance goal. The payout percentage decreases if targeted performance is not achieved, and the payout percentage increases if the company surpasses its targeted goals. For example:

•	If performance is less than 75% of target, no annual incentive is earned.

•	If performance equals 75% of target, only 5% of the incentive award is earned.

•	If performance equals 100% of target, then the entire award is achieved.

•	If performance equals or exceeds 125% of target, then 200% of the award is achieved.

The following table reflects the actual achievement level for each performance goal along with the payout percentage for 2011.

NEO	Target Segment Profit/Revenue	Percent of Segment Profit/Revenue Target Achieved	Final Payout Percent Segment Profit/Revenue
Lowe	$1,027.9/$2,094.6	96.41%/98.92%	92.82%/97.84%
NeCastro	$1,027.9/$2,094.6	96.41%/98.92%	92.82%/97.84%
Lansing	$1,207.9/$2,094.6	96.41%/98.92%	92.82%/97.84%
Cruz	$1,027.9/$2,094.6	96.41%/98.92%	92.82%/97.84%
Hale	$1,027.9/$2,094.6	96.41%/98.92%	92.82%/97.84%

Additional Information

For more information on the 2011 annual incentive opportunity for the NEOs, please refer to the “Grants of Plan-Based Awards” table. The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column of that table provides the estimated payouts for the NEOs at threshold, target and maximum performance levels for 2011. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the actual amounts earned by each NEO.

Long-Term Incentives

The Company’s long-term incentive awards are consistent with the Company’s pay for performance philosophy and are intended to create a direct correlation between the Company’s financial performance and stock price and the level of compensation paid to the NEOs. This approach:

(i)	assists in building the stock ownership percentages of the NEOs so that their interests are more closely aligned with the long-term interest of the Company’s shareholders,

(ii)	rewards performance that delivers creation of sustainable shareholder value, and

(iii)	provides a long-term retention incentive for key employees based on the vesting period.

Long-Term Incentive Opportunities

Under the Company’s long-term incentive program, the NEOs were granted equity awards as recommended by the CEO and approved by the Committee. The Committee approved the 2011 target value of the equity award as a percent of base salary for each NEO based on each NEO’s position and level of responsibility. Decisions regarding long-term incentive grants were made based on role and competitive market data to reward value creation and meet retention objectives. The Committee determined that, to ensure internal equity among the NEOs, that the long-term incentive award should increase as the executive’s level of responsibility and authority in the Company increased. Therefore, in addition to the other factors cited, the targets below reflect the Committee’s strategy to ensure proper internal alignment among the NEOs. The Committee increased Mr. Lowe’s target long-term incentive to better align with competitive market levels. Following is a summary of the 2011 long-term incentive opportunities for each NEO, along with a comparison to 2010 levels.

NEO	2010 Long-Term Incentive as a Percent of Base Salary	2011 Long-Term Incentive as a Percent of Base Salary
Lowe	250%	275%
NeCastro	200%	200%
Lansing	200%	200%
Cruz	125%	125%
Hale	125%	125%

Once the Committee established the 2011 target value of each NEO’s equity award, 40% of the value was awarded as stock options, 30% as time-based restricted share units and 30% as performance-based restricted share units. This is a change from the prior year combination of stock options and performance-based restricted share units. The Committee made these changes to:

•	Increase the retention features of the long-term incentive,

•	Allow for some leverage (upside) for exceeding shareholder expectations,

•	Add a multi-year performance measure, and

•	Establish a relative measure to peer group.

Stock Options

The value of stock options increases when the stock price increases. Stock options align the interests of NEOs with those of shareholders. In addition, stock options were intended to help retain key executives because they vest over three years and, if not vested, are forfeited if the employee voluntarily terminates before retirement.

The stock options were granted with an exercise price equal to the fair market value of the underlying shares on the date of grant and had an eight-year term. These grants have accelerated vesting on a pro-rata basis for termination without cause or for good reason.

Time-Based Restricted Share Units

Time-based restricted share units (RSU) align the interests of the NEOs with those of our shareholders by increasing their stock ownership levels and serve as an effective retention incentive. The RSU vest over three years and are forfeited if the employee voluntarily terminates before retirement. These grants have accelerated vesting on pro-rata basis for termination without cause or for good reason.

Performance-Based Restricted Share Units

The performance-based restricted share unit awards provide NEOs with an opportunity to increase their own stock ownership levels and at the same time serve as retention incentives. The target performance measure compares the Company’s Total Shareholder Return (TSR) to the same peer group of 13 companies in the media industry used for benchmarking. The two-year performance period begins on January 1, 2011 and ends on December 31, 2012. Shares are earned if the Company’s TSR is at least at the 30th percentile of the peer group according to the following schedule:

Performance Payout
below 30th percentile	=	0%
30th percentile	=	50%
40th percentile	=	75%
50th percentile	=	100%
60th percentile	=	125%
70th percentile	=	150%
80th percentile	=	175%
90th percentile or higher	=	200%

The earned shares vest 50% on each of March 15, 2013 and 2014. These grants have accelerated vesting for termination without cause or for good reason.

The table below shows the targets and earned performance share units.

NEO	Target PBRSUs	Earned PBRSUs
Lowe	18,620	n/a
NeCastro	8,746	n/a
Lansing	9,141	n/a
Cruz	4,232	n/a
Hale	3,301	n/a

Retention Grants

The Committee awarded performance bonus grants to Messrs. Lowe and Lansing in addition to the annual grant. Mr. Lowe was awarded 16,927 time-based restricted share units in recognition of his leadership contributions to the outstanding financial performance of the Company. Mr. Lansing was awarded 2,822 restricted share units in recognition of his contributions to the outstanding performance of the lifestyle categories. These grants vest 50% each on February 17, 2012 and 2013. Details can be found on the “Grants of Plan-Based Awards” table.

Stock Ownership Guidelines

Effective November, 2011, the Company adopted stock ownership guidelines for the executive officers and the board of directors to encourage ownership in the Company for the executives and board members who have a direct impact on the decisions that contribute to the long-term success of the Company.

The guidelines give the executive five years to attain the prescribed ownership levels which are established as a target multiple of base pay. The target multiple for Mr. Lowe is five, for Messrs. NeCastro, Lansing and Cruz is three and for Mr. Hale is two. Shares owned outright as well as restricted shares are included in the totals. As of December 31, 2011, all of the NEOs have met the target stock ownership levels.

Additional Information

For more information on the equity awards granted to NEOs in 2011, please refer to the “Grants of Plan-Based Awards” table. For information about the total number of stock options, restricted shares, restricted share units and performance-based restricted share units outstanding as of the end of 2011 with respect to each NEO, please refer to the “Outstanding Equity Awards at Fiscal Year-End” table.

Equity Grant Practices

The Committee grants annual equity awards at its February meeting. This meeting date is set typically two years in advance. The Committee did not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, the Company did not time the release of material nonpublic information based on equity award grant dates.

Risk assessment

Members of management from the company’s human resources and legal groups assessed whether the Company’s compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our named executive officers and reported the results to the Committee.

Specifically, the review included a detailed analysis of the following risk factors related to compensation: pay mix, performance goals, performance metrics/target, market comparisons and checks and balances. The review also analyzed whether there was any link between the Company’s key business risks and its compensation programs.

Based upon the review, and in consultation with outside counsel, the Company determined that its compensation policies and practices did not create risks that are “reasonably likely to have a material adverse effect” on the Company.

Retirement Plans

The Company provides savings and retirement benefits through the Scripps Networks Interactive Pension Plan and the Scripps Networks Interactive 401K Savings Plan.

The pension plan is closed to new participants and the credited service levels used for benefit calculation purposes are frozen; however, consideration of salary growth to calculate benefit levels continues for a ten-year transition period that ends December 31, 2019. Plan participants will continue to accrue service for vesting and early retirement eligibility.

The 401K Savings Plan includes a company match of 50% on up to 6% of the employee’s contributions and a Company contribution based on a combination of age and service. This Company contribution, which went into effect on January 1, 2010, was intended to mirror some of the financial benefits available under the defined benefit plan that was frozen.

To attract and retain key executive talent, the Company has determined that it is important to provide the management team, including the NEOs, with retirement benefits that are in addition to those generally provided to its employees. As a result:

•

The Company supplements the pension plan for all executives whose salary and contributions exceed the IRS limitations through the Company’s Supplemental Executive Retirement Plan (“SERP”). Consistent with the transitional freeze of the defined benefit plan, the SERP was also transitionally frozen, effective January 1, 2010. For more information on the pension plan and the SERP, please refer to the “Pension Benefits” table.

•

The NEOs may also defer specified portions of their compensation under the Executive Deferred Compensation Plan, and receive matching contributions, in each case in excess of what they are able to defer under the 401K Savings Plan due to IRS limitations. For more information about the Executive Deferred Compensation Plan, please refer to the “Non-Qualified Deferred Compensation” table.

•

Due to legal restrictions for plan design, the transitional freeze of the defined benefit pension plan and accompanying transitional freeze of the Company’s SERP had a disproportionately negative impact on employees of the Company, including the NEOs, whose income levels were above the IRS compensation limits for contributions to qualified retirement plans. In order to address this disproportionately negative impact, the Company added a Supplemental Contribution Plan (“SCP”), effective January 1, 2010 to allow for Company contributions above the IRS contribution limits. During 2011, the SCP was merged into the Executive Deferred Compensation Plan for ease of administration. The changes to the Company’s plans also had a disproportionately negative impact on employees as their relative ages and length of service increased. To address this negative impact, the Company contribution to the Executive Deferred Compensation Plan was increased for a group of employees based on age and length of service, including the NEOs.

The Company believes that the SERP and the Executive Deferred Compensation Plan are important retention and recruitment tools, as many of the companies with which the Company competes for executive talent provide similar benefits to their senior executives.

Health, Welfare and Other Personal Benefits

The NEOs were entitled to participate in all health, welfare, fringe benefit and other arrangements generally available to other employees.

In addition, the NEOs received a financial planning benefit pursuant to the terms of their employment agreements, plus an additional payment to cover the taxes associated with the compensation value of this benefit. They also received membership in luncheon and business clubs, and with respect to Mr. Lowe, a country club membership per his employment agreement.

Moreover, the NEOs are eligible for an executive physical. Typically, the majority of the cost associated with this benefit is covered under the healthcare plans; however, if certain tests or procedures are not covered, the Company will pay for the difference.

For more information about the perquisites provided in 2011 to each NEO, please refer to the “All Other Compensation” column of the Summary Compensation Table.

Other Plans and Agreements

Employment Agreements

The Company maintains employment agreements with each of the NEOs. These employment agreements enhance retention incentives for the NEOs and also protect the Company’s interests by imposing confidentiality, noncompetition, non-solicitation and other restrictive covenants on the executives.

Mr. Cruz and Mr. Hale each entered into new employment contracts with the Company during 2011. The term of Mr. Cruz’s contract extends through December 31, 2012 and the term of Mr. Hale’s contract extends through December 31, 2014. Each NEO would be entitled to severance benefits under his employment agreement in the event of an involuntary termination of employment without “cause” or a termination by the executive for “good reason”, death or disability. The severance benefits for each of the NEOs are generally determined based upon a multiple of base pay and annual incentive.

In exchange for the severance benefits, the NEOs agree not to disclose Company confidential information and agree not to compete against the Company or solicit its employees or customers for a period of time after termination. These provisions protect the Company’s interests and help to ensure its long-term success.

Executive Severance Plan

Effective January 1, 2011, the Company adopted an Executive Severance Plan (“ESP”) that provides severance benefits to all executives upon involuntary termination, death and disability. The ESP also provides benefits for termination for “good reason” for those executives with employment agreements. The severance benefits are generally based upon a multiple of base salary and annual incentive, depending upon the level of responsibility of the executive. The ESP was adopted to codify existing practices, to ensure consistency in benefits payable upon termination and to provide for protection of the Company through the inclusion of confidentiality, non-compete and non-interference obligations in exchange for the receipt of benefits.

Change in Control Plan

All NEOs are provided change in control protection under the Company’s Executive Change in Control Plan. Under this plan, a NEO would be entitled to certain severance benefits if a change in control were to occur and the Company terminated the executive’s employment without “cause” or the executive terminated his employment with the Company for “good reason” within a two-year period following the change in control. In addition to the benefits available under the Executive Change in Control Plan under these circumstances, Mr. Lowe is entitled to certain additional benefits under his employment agreement. The severance levels in the Change in Control Plan were adopted by the Committee in 2008.

The Company believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of NEOs. The change in control protections allow NEOs to focus on the Company’s business and objectively evaluate the benefits to shareholders of proposed transactions without being distracted by potential job loss. It also enhances retention following a change in control, as the severance benefits are payable only if the executive incurs a qualifying termination within a certain period following a change in control, rather than merely as a result of the change in control. In addition, the Change in Control Plan conditions the severance benefits upon certain confidentiality, noncompete and nonsolicitation obligations which further protects the continuity of the Company’s business following a change in control. These restrictive covenants were revised effective January 1, 2011 to be consistent with the limitations in the Company’s ESP and standard employment agreements, which are more reflective of market practice and provide additional protection for the Company.

All equity awards held by NEOs would immediately vest upon a change in control. Unlike the cash severance described above, the vesting is not contingent upon a qualifying termination within a certain period following a change in control. This single trigger is appropriate because the equity of the Company will change and the Company believes NEOs should have the same opportunity to realize value as common shareholders.

Relocation Benefits

During 2010, the Company adopted a relocation benefits policy in connection with its decision to move its headquarters (the “Relocation Policy”). The Relocation Policy provided the same level of benefits for all employees asked to move, including administrative staff. The NEOs were also eligible for benefits under the policy and Messrs. Lowe, NeCastro and Cruz each re-located during 2010/2011. Certain of the benefits received by participants (including NEOs and non-NEOs) under the Relocation Policy were grossed up for tax purposes. Relocation benefits paid to Messrs. Lowe and NeCastro in 2011 associated with their move to Knoxville are included in the “All Other Compensation” column of the Summary Compensation Table.

Mandatory Retirement Policy

Effective January 1, 2011, the Company adopted a mandatory retirement policy pursuant to which all bona fide executives as defined under the Age Discrimination in Employment Act, will be required to retire at the age of 65, unless otherwise determined by the compensation Committee. Each of the NEOs qualifies as a bona fide executive and will be subject to the policy.

Additional Information

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that each NEO is entitled to receive under his employment agreement in connection with his termination of employment as well as in connection with a change in control.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the compensation committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Respectfully submitted,

David A. Galloway, Chair

John H. Burlingame

Jarl Mohn

Ronald W. Tysoe

REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. John H. Burlingame, David A. Galloway, Jarl Mohn and Ronald W. Tysoe are the members of the compensation committee.

Mr. Burlingame, Ms. Peirce and Ms. Scagliotti served as trustees of The Edward W. Scripps Trust for 2011. The trustees have the power to vote and dispose of the 32,762,195 Class A Common Shares and 32,080,000 Common Voting Shares of the Company held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust. Ms. Peirce and Ms. Scagliotti are income beneficiaries of the Trust. See “Security Ownership of Certain Beneficial Owners.”

Use of Compensation Consultant

In 2011 the compensation committee engaged Meridian Compensation Partners, LLC to provide executive compensation consulting services. Meridian’s services to the committee have included updates on best practices and market trends in executive and director compensation, recommendations regarding executive and director compensation and independent review of compensation proposals by the Company’s senior management. Meridian worked closely with the committee, and with management under the oversight of the committee. Meridian provides no other services to the Company other than independent compensation advisory services.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents information concerning compensation paid to the NEOs in 2009, 2010, and 2011. The narrative following the table describes current employment agreements and employment terms with each of our NEOs.

Summary Compensation Table — 2009 — 2011

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Kenneth W. Lowe	2011	1,200,000	—	2,880,059	1,494,801	1,475,401	2,136,959	517,635	9,704,855
Chairman, President & Chief Executive Officer	2010	1,150,000	—	1,581,268	1,416,208	1,821,209	1,711,412	597,524	8,277,621
	2009	1,150,000	—	1,283,912	1,413,488	1,602,566	1,438,633	80,622	6,969,221

Joseph G. NeCastro	2011	775,000	—	930,050	702,097	549,729	273,901	366,534	3,597,311
Chief Financial & Administrative Officer	2010	735,000	—	4,087,189	658,285	671,533	195,806	212,612	6,560,425
	2009	675,000	—	633,016	655,196	548,705	172,276	43,284	2,727,477

John F. Lansing	2011	810,000	—	1,122,100	733,811	574,555	507,884	185,966	3,934,316
President, Scripps Networks	2010	750,000	—	4,102,176	671,727	685,508	352,040	208,319	6,769,770
	2009	700,000	—	547,062	588,553	570,203	272,209	39,966	2,717,993
Anatolio B. Cruz III	2011	600,000	—	450,031	339,728	340,477	173,031	112,628	2,015,895
Chief Legal Officer & Corporate Secretary	2010	592,500	—	359,377	321,872	433,155	108,758	345,502	2,161,163
	2009	575,000	—	320,983	324,552	400,642	113,066	37,943	1,772,186
Mark S. Hale	2011	468,000	—	351,028	264,997	221,310	265,873	102,515	1,673,723
Executive Vice President, Operations & Chief Technology Officer	2010	450,000	50,000	281,247	251,891	274,149	182,767	111,617	1,601,671
	2009	435,000	—	242,831	253,150	252,839	117,837	32,892	1,334,549

(1)

Reflects the aggregate grant date fair value of the: (i) performance based restricted share units (based on the probable outcome of the performance conditions as of the date of grant) and (ii) time-based restricted share units granted to our NEOs, and (iii) the time-based restricted share units granted to certain NEOs as a special performance bonus grant. The grant date fair value of the performance-based restricted share units granted in 2011, assuming that the highest level of performance would be achieved, is as follows: Mr. Lowe: $1,980,051; Mr. NeCastro: $930,050; Mr. Lansing: $972,054; Mr. Cruz: $450,031; and Mr. Hale: $351,028. The aggregate grant date fair value was determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). See

Note 24 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011 (“Annual Report”) for an explanation of the assumptions made in valuing these awards. For additional information about the equity awards granted in 2011, please refer to the Grants of Plan-Based Awards section of this proxy statement. For information on all outstanding equity awards as of December 31, 2011, please refer to the Outstanding Equity Awards at Fiscal Year-End table.

(2)	Reflects the aggregate grant date fair value of the stock options granted to our NEOs. The aggregate grant date fair value was determined in accordance with FASB ASC Topic 718. See Note 24 of the Consolidated Financial Statements contained in our Annual Report for an explanation of the assumptions made in valuing these awards.

(3)	Reflects the annual incentive earned by each NEO under the Executive Annual Incentive Plan for the applicable calendar year. For additional information about the 2011 annual incentive opportunities, please refer to the Grants of Plan-Based Awards and CD&A sections of this proxy statement.

(4)	Reflects the increase in the present value of the accumulated benefits under the pension plan and the Supplemental Executive Retirement Plan (“SERP”) for the applicable calendar year. For information on these plans, please refer to the Pension Benefits table. The NEOs did not accrue any preferential or above-market earnings on non-qualified deferred compensation.

(5)	Reflects the perquisites and other benefits outlined in the table below. For more information about these benefits, please refer to the CD&A.

All Other Compensation Table

Name		Financial Planning ($)(i)	Legal Fees ($)(ii)	Club Dues ($)(iii)	Tax Gross-Up ($)(iv)	Matching Contribution ($)(v)	Company Contribution ($)(vi)	Senior Executive Physical ($)(vii)	Charitable Matching Gift ($)(viii)	Total ($)
Mr. Lowe	2011	15,000	—	24,239	130,292	80,262	262,842	—	5,000	517,635
	2010	15,000	5,346	19,438	16,411	89,136	452,193	—	—	597,524
	2009	15,000	2,329	18,388	12,130	32,775	—	—	—	80,622

Mr. NeCastro	2011	10,000	—	1,080	207,533	39,742	100,943	2,236	5,000	366,534
	2010	10,000	—	2,056	9,182	42,196	141,528	2,649	5,000	212,612
	2009	10,000	—	2,056	7,000	19,228	—	—	5,000	43,284

Mr. Lansing	2011	10,000	—	—	5,736	41,537	126,547	2,146	—	185,966
	2010	10,000	—	—	7,655	43,065	145,415	2,184	—	208,319
	2009	10,000	—	—	7,000	19,950	—	3,016	—	39,966

Mr. Cruz	2011	10,000	—	480	8,232	27,613	66,303	—	—	112,628
	2010	10,000	—	1,223	233,063	30,770	70,446	—	—	345,502
	2009	10,000	—	2,056	7,000	16,387	—	—	2,500	37,943

Mr. Hale	2011	10,000	—	3,292	3,708	20,679	64,836	—	—	102,515
	2010	10,000	—	1,268	7,000	26,725	66,524	—	100	111,617
	2009	10,000	—	—	7,000	12,397	—	3,495	—	32,892

(i)	Represents the amount for financial planning services.

(ii)	No legal fees were paid in 2011 for Mr. Lowe.

(iii)	Represents the amount paid for dining, business and country clubs.

(iv)	Represents reimbursement of taxes imposed on the financial planning benefit, and with respect to Messrs. Lowe and NeCastro, their relocation. For Mr. Lowe, this includes $6,456 for financial planning and $123,836 for relocation. For Mr. NeCastro, this includes $5,736 for financial planning and $201,797 for relocation.

(v)	Represents the amount of all matching contributions earned under the Company’s 401(k) Plan and Deferred Compensation Plan.

(vi)	Represents the amount of all age plus service contributions earned under the Company’s 401(k) Plan and Deferred Compensation Plan. Includes age plus service contributions on 2011 incentive paid in 2012.

(vii)	Represents the cost of the senior executive physical, if any, that is in excess of the cost of a physical covered under the Company’s general health plan.

(viii)	Represents the amount of matching charitable contributions made on behalf of the executive by the Company’s matching gift program.

Salary and Bonus in Proportion to Total Compensation

The NEOs generally receive 46% to 50% of their target total direct compensation in the form of base salary and cash incentive awards under the Executive Annual Incentive Plan. Please see the CD&A for a description of the objectives of the Company’s compensation program and overall compensation philosophy.

Employment Agreements

Each of the NEOs has entered into employment agreements with the Company. These employment agreements enhance retention of NEOs and also protect the Company’s interests by imposing confidentiality, noncompetition, nonsolicitation and other restrictive covenants on the executives. The employment agreements establish the minimum base salary and target annual incentive opportunity for the term of the agreement. Following is a brief summary of the employment agreements.

Employment Agreement for Mr. Lowe

Mr. Lowe serves as Chairman, President and Chief Executive Officer pursuant to an employment agreement entered into on March 29, 2010 with a term that extends until June 30, 2013. During the term, Mr. Lowe is entitled to: (i) a base salary that is not less than $1,150,000 and an annual target bonus opportunity equal to no less than 130% of his salary; (ii) participate in all equity incentive, employee pension, welfare benefit plans and fringe benefit programs on a basis no less favorable than the most favorable basis provided other senior executives of the Company; (iii) payment of a lump sum equal to 3.0 times his base salary and 2.0 times his annual incentive upon termination without “cause” or for “good reason”; and (iv) reimbursement for tax and financial planning up to maximum of $15,000 per year (grossed-up for taxes), the annual membership fees and other dues associated with one country club and one luncheon club, and the costs of an annual physical examination.

Employment Agreements for Mr. NeCastro and Mr. Lansing

Mr. NeCastro serves as Chief Financial & Administrative Officer and Mr. Lansing serves as President, Scripps Networks, pursuant to contracts entered into on March 29, 2010 that extend until December 31, 2013. During the term, Messrs. NeCastro and Lansing are entitled to: (i) a base salary that is not less than $735,000 for Mr. NeCastro and $750,000 for Mr. Lansing and an annual target bonus opportunity equal to no less than 75% of salary; (ii) participate in all equity incentive, employee pension, welfare benefit plans and fringe benefit programs on a basis no less favorable than the most favorable basis provided other senior executives of the Company; (iii) payment of a lump sum equal to 2.5 times his base salary and annual incentive upon termination without “cause” or for “good reason”; and (iv) reimbursement for tax and financial planning up to a maximum of $15,000 per year (grossed-up for taxes), the annual membership fees and other dues associated with one luncheon club, and the costs of an annual physical examination.

Employment Agreements for Mr. Cruz and Mr. Hale

The Company maintains employment agreements for each of Messrs. Cruz and Hale. On August 8, 2011, the Company entered into a new employment agreement with Mr. Hale, and on August 11, 2011, the Company entered into a new employment agreement with Mr. Cruz. The term of Mr. Hale’s agreement is through December 31, 2014 and the term of Mr. Cruz’s agreement is through December 31, 2012. The employment agreements set forth the existing compensation and benefit levels for each executive. For example, during the term: (i) the annual base salary for each executive will be no less than $600,000 for Mr. Cruz and $468,000 for Mr. Hale; (ii) the target annual incentive opportunity will be 60% of base salary for Mr. Cruz and 50% of base salary for Mr. Hale; (iii) each executive is eligible to participate in all equity incentive plans, fringe benefit plans, employee retirement, pension and welfare benefit plans available to similarly situated executives of the Company; (iv) payment of a lump sum equal to 2.0 times for Mr. Cruz and 1.0 times for Mr. Hale his base salary and annual incentive upon termination without “cause” or for “good reason” and (v) Mr. Cruz is entitled to reimbursement for tax and financial planning up to a maximum of $15,000 per year (grossed-up for taxes) and Mr. Hale is entitled to the same with up to a maximum of $10,000, (grossed-up for taxes), the annual membership fees and other dues associated with one luncheon club, and the costs of an annual physical examination.

Please refer to the “Potential Payments Upon Termination or Change in Control” section for information regarding potential payments and benefits, if any, that each executive is entitled to receive under his employment agreement in connection with his termination of employment or change in control, along with a brief description of the applicable non-competition, non-solicitation, confidentiality and other restrictions applicable to each executive.

Grants of Plan-Based Awards

The following table sets forth information for each NEO regarding: (i) estimated payouts of the annual cash incentive opportunities granted by the Company during 2011, (ii) time-based and performance-based restricted share units granted during 2011, and (iii) stock options granted in 2011.

Grants of Plan-Based Awards — 2011

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/SH)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Lowe		78,000	1,560,000	3,120,000
	2/17/2011				9,310	18,620	37,240				990,025
	2/17/2011								79,090	53.17	1,494,801
	2/17/2011							18,620			990,025
	2/17/2011							16,927			900,009
Mr. NeCastro		29,063	581,250	1,162,500
	2/17/2011				4,373	8,746	17,492				465,025
	2/17/2011								37,148	53.17	702,097
	2/17/2011							8,746			465,025
Mr. Lansing		30,375	607,500	1,215,000
	2/17/2011				4,571	9,141	18,282				486,027
	2/17/2011								38,826	53.17	733,811
	2/17/2011							9,141			486,027
	2/17/2011							2,822			150,046
Mr. Cruz		18,000	360,000	720,000
	2/17/2011				2,116	4,232	8,464				225,015
	2/17/2011								17,975	53.17	339,728
	2/17/2011							4,232			225,015
Mr. Hale		11,700	234,000	468,000
	2/17/2011				1,651	3,301	6,602				175,514
	2/17/2011								14,021	53.17	264,997
	2/17/2011							3,301			175,514

(1)

Reflects the incentive opportunities granted in 2011 under the Executive Annual Incentive Plan. The award had a performance period that commenced January 1, 2011 and ended December 31, 2011. The “Threshold,” “Target” and “Maximum” columns reflect the range of potential payouts under the plan when the performance goals were established. The threshold equals 5% of the target award and the maximum equals 200% of the target award. The actual 2011 annual incentive payouts are set forth in the Non-Equity Incentive

Plan Compensation column of the Summary Compensation Table of this proxy statement. For information on the applicable performance goals for each award, please refer to the CD&A.

(2)	Reflects the performance based restricted share units granted under the 2008 Long-Term Incentive Plan. The award has a performance period that commenced January 1, 2011 and will end on December 31, 2012 and a payout that ranges from 50% to 200%. The actual restricted share units credited to the NEOs after the end of the performance period vest 50% on each March 15, 2013 and March 15, 2014. Vesting accelerates in full upon the executive’s death, disability, retirement, termination without cause or for good reason or in the event of a change in control in each case based on actual performance at the end of the performance period. The NEOs have no right to vote the share units until they are vested; but they receive dividend equivalents as dividends are paid on the underlying shares during the vesting period. For information on the applicable performance goals and performance period for the award, please refer to the CD&A.

(3)	Reflects the restricted share units granted under the 2008 Long-Term Incentive Plan. The units will vest in three annual installments beginning on the first anniversary of the date of grant for so long as the executive remains employed by the Company. Vesting accelerates in full upon the executive’s death, disability or retirement, or in the event of a change in control, and vesting accelerates on a pro-rated basis upon a termination without cause or for good reason. Also reflects performance bonus grants awarded to Messrs. Lowe and Lansing in addition to the annual grant. Mr. Lowe was awarded 16,927 restricted share units and Mr. Lansing was awarded 2,822 restricted share units. The additional awards vest as follows: 50% on each of February 17, 2012 and February 17, 2013. Vesting accelerates in full upon death, disability, retirement or in the event of a change in control, and vesting accelerates on a pro-rated basis for termination without cause or for good reason. The NEOs have no right to vote the share units until they are vested; but they receive dividend equivalents as dividends are paid on the underlying shares during the vesting period.

(4)	Reflects the number of shares that may be issued to the NEOs on exercise of stock options granted by the Company in 2011. These stock options vest in three annual installments beginning on the first anniversary of the date of grant. Vesting accelerates in full upon the executive’s death, disability, retirement, or in the event of a change in control, and vesting accelerates on a pro-rated basis upon a termination without cause or for good reason.

(5)	Reflects the exercise price of each stock option reported in the table, which equaled the closing market price of the underlying option shares on the date of grant.

(6)	Reflects the grant date fair value, as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table. See Note 24 of the Consolidated Financial Statements contained in our Annual Report for an explanation of the assumptions used in the valuation of these awards.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information for each NEO with respect to (i) each option to purchase Company shares that had not been exercised and remained outstanding as of December 31, 2011, (ii) each award of Company restricted shares and share units that had not vested and remained outstanding as of December 31, 2011, and (iii) each award of Company performance-based restricted share units that had not vested and remained outstanding as of December 31, 2011.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(2) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Mr. Lowe	3/23/2004	200,813		45.49	3/22/2014
	2/23/2006	133,875		45.74	2/22/2014
	2/23/2006	133,875		45.74	2/22/2014
	2/22/2007	133,875		45.59	2/21/2015
	2/21/2008	133,875		39.80	2/20/2016
	2/19/2009	145,644	72,822	20.48	2/18/2017
	2/18/2010	34,383	68,764	39.44	2/17/2018
	2/17/2011		79,090	53.17	2/16/2019

Total		916,340	220,676			112,018	4,751,804	9,310	394,930

Mr. NeCastro	2/19/2009	71,809	35,904	20.48	2/18/2017
	2/18/2010	15,982	31,963	39.44	2/17/2018
	2/17/2011		37,148	53.17	2/16/2019

Total		87,791	105,015			121,517	5,154,751	4,373	185,503

Mr. Lansing	2/19/2009	62,057	31,029	20.48	2/18/2017
	2/18/2010	16,308	32,616	39.44	2/17/2018
	2/17/2011		38,826	53.17	2/16/2019

Total		78,365	102,471			122,315	5,188,602	4,571	193,902

Mr. Cruz	2/19/2009	36,411	18,206	20.48	2/18/2017
	2/18/2010	7,815	15,628	39.44	2/17/2018
	2/17/2011		17,975	53.17	2/16/2019

Total		44,226	51,809			22,548	956,486	2,116	89,761

Mr. Hale	8/1/2006	10,710		39.63	7/31/2014
	2/21/2008	26,775		39.80	2/20/2016
	2/19/2009	27,546	13,773	20.48	2/18/2017
	2/18/2010	6,116	12,230	39.44	2/17/2018
	2/17/2011		14,021	53.17	2/16/2019

Total		71,147	40,024			17,367	736,708	1,651	70,035

(1)	Reflects the number of shares underlying the outstanding stock options that have vested as of December 31, 2011.

(2)	Reflects the number of shares underlying the outstanding stock options that have not vested as of December 31, 2011. The regular vesting dates for each unexercisable stock option award are as follows:

Name	Grant Date	Total Number of Unvested Stock Options Outstanding	Vesting Date
Mr. Lowe	2/19/2009	72,822	72,822 on 2/19/2012
	2/18/2010	68,764	34,382 on 2/18/2012 and 2/18/2013
	2/17/2011	79,090	26,364 on 2/17/2012; 26,363 on 2/17/2013 and 2/17/2014

	Total	220,676

Mr. NeCastro	2/19/2009	35,904	35,904 on 2/19/2012
	2/18/2010	31,963	15,981 on 2/18/2012 and 15,982 on 2/18/2013
	2/17/2011	37,148	12,383 on 2/17/2012 and 2/17/2013; 12,382 on 2/17/2014

	Total	105,015

Mr. Lansing	2/19/2009	31,029	31,029 on 2/19/2012
	2/18/2010	32,616	16,308 on 2/18/2012 and 2/18/2013
	2/17/2011	38,826	12,943 on 2/17/12; 12,942 on 2/17/13; 12,941 on 2/17/14

	Total	102,471

Mr. Cruz	2/19/2009	18,206	18,206 on 2/19/2012
	2/18/2010	15,628	7,814 on 2/18/2012 and 2/18/2013
	2/17/2011	17,975	5,992 on 2/17/2012 and 2/17/2013; 5,991 on 2/17/2014

	Total	51,809

Mr. Hale	2/19/2009	13,773	13,773 on 2/19/2012
	2/18/2010	12,230	6,115 on 2/18/2012 and 2/18/2013
	2/17/2011	14,021	4,674 on 2/17/2012 and 2/17/2013; 4,673 on 2/17/2014

	Total	40,024

(3)	The exercise price equaled the fair market value per share of the underlying option shares on the date of grant.

(4)	Reflects the number of restricted shares and share units outstanding as of December 31, 2011. The vesting dates for each outstanding restricted share or share unit award are as follows:

Name	Grant Date	Total Number of Restricted Shares or Restricted Share Units Outstanding	Vesting Date
Mr. Lowe	2/19/2009	41,139	41,139 on 3/15/2012
	2/18/2010	35,332	11,777 on 3/15/2012 and 23,555 on 3/15/2013
	2/17/2011	18,620	6,207 on 2/17/2012 and 2014 and 6,206 on 2/17/2013
	2/17/2011	16,927	8,463 on 2/17/2012 and 8,464 on 2/17/2013

	Total	112,018

Mr. NeCastro	2/19/2009	20,283	20,283 on 3/15/2012
	3/29/2010	76,065	19,016 on 3/29/2013 and 2014 and 38,033 on 3/29/2015
	2/18/2010	16,423	5,474 on 3/15/2012 and 10,949 on 3/15/2013
	2/17/2011	8,746	2,916 on 2/17/2012; 2,915 on 2/17/2013 and 2/17/2014

	Total	121,517

Mr. Lansing	2/19/2009	17,529	17,529 on 3/15/2012
	3/29/2010	76,065	19,016 on 3/29/2013 and 2014 and 38,033 on 3/29/2015
	2/18/2010	16,758	5,586 on 3/15/2012 and 11,172 on 3/15/2013
	2/17/2011	9,141	3,047 on 2/17/2012, 2/17/2013, and 2/17/2014
	2/17/2011	2,822	1,411 on 2/17/2012 and 2/17/2013

	Total	122,315

Mr. Cruz	2/19/2009	10,285	10,285 on 3/15/2012
	2/18/2010	8,031	2,677 on 3/15/2012 and 5,354 on 3/15/2013
	2/17/2011	4,232	1,411 on 2/17/2012 and 2014 and 1,410 on 2/17/2013

	Total	22,548

Mr. Hale	2/19/2009	7,781	7,781 on 3/15/2012
	2/18/2010	6,285	2,095 on 3/15/2012 and 4,190 on 3/15/2013
	2/17/2011	3,301	1,101 on 2/17/2012; 1,100 on 2/17/2013 and 2/17/2014

	Total	17,367

(5)	The value was calculated using the closing market price of our Class A Common Shares on December 30, 2011 ($42.42 per share).

(6)	Reflects the number of performance-based restricted share units which are unearned or unvested and reported assuming threshold performance as of December 31, 2011.

Option Exercises and Stock Vested

The following table sets forth information for each NEO with respect to the exercise of options to purchase shares of Company stock during 2011, and the vesting of Company restricted shares and share unit awards during 2011.

Option Exercises and Stock Vested — 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Lowe	0	0	117,032	5,672,778
Mr. NeCastro	0	0	58,945	2,855,912
Mr. Lansing	0	0	53,927	2,608,045
Mr. Cruz	0	0	25,151	1,220,776
Mr. Hale	0	0	19,754	960,890

(1)	Reflects the product of the number of restricted shares or share units that vested and the closing price per share on the vesting date.

Pension Benefits

The following table sets forth information regarding the pension benefits for each NEO.

Pension Benefits Table — 2011

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mr. Lowe	Pension Plan	29.67	1,109,255	0
	SERP	29.67	11,434,647	0
Mr. NeCastro	Pension Plan	7.67	208,058	0
	SERP	7.67	878,271	0
Mr. Lansing	Pension Plan	14.42	374,298	0
	SERP	14.42	1,702,437	0
Mr. Cruz	Pension Plan	5.75	149,336	0
	SERP	5.75	447,117	0
Mr. Hale	Pension Plan	15.75	391,282	0
	SERP	15.75	771,485	0

(1)	The number of years of credited service was frozen as of December 31, 2009. The present value of accumulated benefits was calculated as of December 31, 2011 using the same assumptions included in the Annual Report, except that (i) no pre-retirement decrements were assumed and (ii) a retirement age of 62 (the earliest age for unreduced retirement) was assumed. The assumptions included in the Annual Report and these present values of accumulated benefits include a discount rate of 3.94% (Pension Plan) and 3.59% (SERP) for 2011 and a discount rate of 5.64% (Pension Plan) and 5.47% (SERP) for 2010.

Description of Retirement Plans

Pension Plan

The Company Pension Plan (the “Pension Plan”) as described below was in effect through December 31, 2011. The Pension Plan was a tax-qualified pension plan covering substantially all eligible employees. The Pension Plan was transitionally frozen effective December 31, 2009. The material terms and conditions of the Pension Plan as they pertained to the NEOs in 2011 included the following:

Benefit Formula:    Subject to applicable Internal Revenue Code limits on benefits, the monthly normal retirement benefit is equal to 1% of the participant’s average monthly compensation up to an integration level plus 1.25% of the participant’s average monthly compensation in excess of the integration level, multiplied by the participant’s years of service as of December 31, 2009. The integration level is the average of the Social Security taxable wage bases for the thirty-five years prior to the participant’s termination (or disability, if applicable). Average monthly compensation is the monthly average of the compensation earned during the five consecutive years in the eleven years before termination for which the participant’s compensation was the highest.

Compensation:    Subject to the applicable Internal Revenue Code limit ($245,000 for 2011), compensation includes salary, annual incentives, and amounts deferred pursuant to the SNI 401K Savings Plan and the Company Flex Plan.

Normal Retirement:    A participant is eligible for a normal retirement benefit based on the benefit formula described above if his employment terminates on or after age 65.

Early Retirement:    A participant is eligible for an early retirement benefit if employment terminates on or after age 55 and he has completed 10 years of service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.4167% for each month the benefit commences before age 62. Mr. Lowe is the only NEO currently eligible for an early retirement benefit. The Company does not grant extra years of service to any NEO under the Pension Plan.

Deferred Vested Benefits:    A participant who is not eligible for a normal or early retirement benefit but has completed five years of service is eligible for a vested retirement benefit. Participants who terminate employment after December 31, 2009 or whose benefit is $10,000 or less, may elect to receive their benefit immediately in the form of a lump sum payment. Otherwise, such benefit is payable on or after age 55 subject to a reduction before age 65.

Form of Benefit Payment:    The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity (which is the normal form of benefit for an unmarried participant). The normal form of payment for a married participant is a joint and 100% survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving the same monthly amount for life. Other optional forms of payment include a lump sum, joint and 50% or 100% survivor annuity (which provides a reduced monthly amount for the participant’s life with the survivor receiving 50% or 100% of the monthly amount for life), or a monthly life annuity with a 10-year certain or 5-year certain guarantee (which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 or 5 years of benefit commencement, equal payments to a designated beneficiary for the remainder of the 10-year or 5-year certain period, as applicable).

All forms of benefit payment are the actuarially equivalent of the monthly life annuity form.

SERP

The Company Supplemental Executive Retirement Plan (“SERP”) was intended to attract and retain executive talent by supplementing benefits payable under the Pension Plan. The SERP was amended effective January 1, 2010 in connection with the transitional freeze of the Pension Plan. The material terms and conditions of the SERP as they pertained to the NEOs in 2011 included the following:

Eligibility:    An executive generally is eligible to participate in the SERP if he qualifies for a Pension Plan benefit that was limited by application of the Internal Revenue Code limits on compensation and benefits.

Benefit Formula:    The SERP benefit is equal to the difference between the Pension Plan benefit calculated using the SERP definition of compensation and the actual Pension Plan benefit, plus a 1.45% gross-up for the employee Medicare tax. Compensation includes all compensation included under the Pension Plan (without application of the IRS limit described under the Pension Plan).

Benefit Entitlement:    A participant becomes entitled to a SERP benefit when he terminates employment. The benefit is paid in a single lump sum in the 7th month following termination.

Nonqualified Deferred Compensation

The following table sets forth information regarding the nonqualified deferred compensation for each NEO as of December 31, 2011:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)(4)
Mr. Lowe	145,824	310,837	-346,827	0	4,027,436
Mr. NeCastro	64,784	110,761	-8,003	0	1,133,685
Mr. Lansing	68,373	135,960	22,591	0	1,318,567
Mr. Cruz	40,759	66,195	-5,400	0	439,035
Mr. Hale	26,658	50,060	-5,249	0	833,956

(1)	Represents the base salary and annual incentive deferred by each NEO during 2011. The deferrals are included in the amounts reflected in the Salary and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.

(2)	Represents the matching and age plus service contributions credited to each NEO during 2011. These contributions are included in the All Other Compensation column of the Summary Compensation Table.

(3)	The aggregate balance as of December 31, 2011 for each NEO includes the following amounts that were previously earned and reported as compensation on the 2006, 2007, 2008, 2009 and 2010 Summary Compensation Table:

Name	Salary Deferred ($)	Annual Incentive Deferred ($)	Matching Contributions ($)	Age + Service ($)	Restricted Share Units ($)
Mr. Lowe	267,958	109,273	188,616	431,455	394,200
Mr. NeCastro	266,364	144,429	82,113	121,071	0
Mr. Lansing	399,097	41,130	86,623	125,361	0
Mr. Cruz	98,595	102,893	55,608	53,583	0
Mr. Hale	57,449	76,449	41,948	43,274	0

(4)	The aggregate balance also includes several adjustments to reconcile this table with the 2010 Nonqualified Deferred Compensation table. These adjustment items had previously been reported as compensation to the named executive officers in prior Summary Compensation Tables to the extent required by applicable disclosure rules.

Description of Executive Deferred Compensation Plan

Each NEO is eligible to defer up to 50% of his pre-tax base salary and up to 100% of his pre-tax annual incentive compensation under the terms of the Executive Deferred Compensation Plan. The plan is available to a select group of highly compensated employees and is unfunded and unsecured. Each participant is also entitled to a 50% matching credit on base salary deferrals, up to 6% of base salary over the applicable Internal Revenue Code limit ($245,000 for 2011), and any annual incentive deferrals. Under the Deferred Compensation Plan, “excess” age and service credits are made on behalf of participants whose age and service contributions under the 401K Plan are subject to limits imposed by the IRS. Payments from the Executive Deferred Compensation Plan are made in cash at certain future dates specified by participants or upon earlier termination of employment or death. In general, payments are made in the form of a lump sum or in monthly installments of 5, 10 or 15 years, as elected by the participants, and are automatically accelerated and paid in a lump sum in the event of a termination of employment within two years following a change in control of the Company. The “excess” age and service credits are paid in cash in a single lump sum. The deferred compensation is credited with earnings, gains and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Company from time to time. Participants are permitted to change their deemed investment elections daily. For 2011, the investment options tracked returns under publicly available and externally managed investment funds such as mutual funds.

Potential Payments Upon Termination or Change in Control

The Company has entered into certain agreements and maintains certain plans and arrangements that require it to pay or provide compensation and benefits to its NEOs in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each NEO in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2011, along with other material assumptions noted below. The actual amounts that would be paid to a NEO upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a NEO has earned prior to the applicable triggering event, such as equity awards that had previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs (unless those benefits are enhanced or accelerated). As a result, it does not provide information on the payout of the 2011 annual incentive, as this award was earned as of December 31, 2011 in accordance with its terms, regardless of whether the executive terminated employment or a change in control occurred on that date. Please refer to the “Outstanding Equity Awards at Fiscal Year-End” table for a summary of each NEO’s vested equity awards, the “Pension Benefits” table for a summary of each NEO’s vested pension benefit, and the “Nonqualified Deferred Compensation” table for a summary of each NEO’s deferred compensation balance. Please see the “Summary Compensation” table for the annual incentive earned by the NEO in 2011.

Voluntary Termination for “Good Reason” or Involuntary Termination without “Cause”

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), he is entitled to a lump sum payment equal to: (i) 3.0 times his annual salary and 2.0 times his target annual incentive; (ii) the pro-rated annual incentive opportunity for the year based on actual performance; (iii) 24 months of the COBRA premium in effect at the time of termination for continued medical coverage; (iv) full vesting of all equity awards, with the options remaining exercisable for the remainder of the original term, except that any outstanding performance-based restricted shares granted with a performance period commencing after January 1, 2009 will only become fully vested at the end of the applicable performance period, and then only to the extent that the Company achieved the applicable performance goals for that performance period; and (v) continued life insurance coverage until the end of the term.

Other Employment Agreements

Under the employment agreements for each of Messrs. NeCastro and Lansing, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), each of them is entitled to a lump sum payment equal to: (i) 2.5 times the executive’s annual salary and target annual incentive; (ii) the pro-rated annual incentive opportunity for the year based on actual performance; (iii) the value of the additional accruals under the pension plan and SERP for the period from the date of termination through the date the executive would have reached age 55 with at least 10 years of service and additional nonelective contributions to the 401K Savings Plan and Deferred Compensation Plan for the same period; (iv) 18 months of the COBRA premium in effect at the time of termination for continued medical coverage; and (v) continued life insurance coverage until the end of the term.

Under the employment agreements for each of Messrs. Cruz and Hale, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), each of them is entitled to a lump sum payment equal to (i) 2.0 times the executive’s annual salary and target annual incentive (1.5 for Mr. Hale); (ii) the pro-rated annual incentive opportunity for the year based on actual performance; (iii) the value of the additional accruals under the pension plan and SERP for the period from the date of termination through the date the executive would have reached age 55 with at least 10 years of service and additional nonelective contributions to the 401K Savings Plan and Deferred Compensation Plan for the same period; (iv) 24 months of the COBRA premium in effect at the time of termination for continued medical coverage (18 months for Mr. Hale); and (v) continued life insurance coverage for 2.0 years following the date of termination (1.5 years for Mr. Hale).

For purposes of each of these employment agreements, the term “cause” generally includes embezzlement, fraud or a felony; unauthorized disclosure of confidential information; a material breach of the agreement; gross misconduct or gross neglect of duties; failure to cooperate with an internal or regulatory investigation; or a violation of the Company’s written conduct policies or ethics code. The term “good reason” generally includes a material reduction in duties or compensation; relocation outside principal place of employment; or a material breach of the employment agreement by the Company.

In exchange for the benefits described above, each of the executives agrees not to (i) disclose the Company’s confidential information; (ii) compete against the Company for 6 months after termination (12 months if terminated for “cause”); (iii) solicit the Company’s employees or customers for 12 months after termination; or (iv) disparage the Company for 12 months after termination.

Termination without Cause or for Good Reason(6)	Mr. Lowe	Mr. NeCastro	Mr. Lansing	Mr. Cruz	Mr. Hale
Cash Severance	6,720,000	3,390,625	3,543,750	1,920,000	1,053,000
Equity
Restricted Share/Units(1)	4,751,804	3,423,506	3,495,450	95,233	74,277
Performance Based Restricted Share Units(2)	789,860	371,005	387,761	179,521	140,028
Unexercisable Options(3)	1,802,631	0	0	0	0

Sub-Total	7,344,296	3,794,511	3,883,212	274,754	214,306

Other Benefits
Health & Welfare(4)	26,693	21,406	21,474	26,766	15,731
Retirement(5)	0	258,988	516,206	413,348	472,744

Sub-Total	26,693	280,394	537,680	440,114	488,475

Total	14,090,988	7,465,530	7,964,642	2,634,868	1,755,780

(1)	Represents the product of (i) the number of restricted share or unit awards outstanding as of December 31, 2011, multiplied by (ii) $42.42 per share (the closing market price of our Class A Common Shares on December 30, 2011). These will vest on a pro-rated basis.

(2)	Represents the target number of performance-based restricted share unit awards granted in 2011. These will vest in full subject to actual performance results for the applicable period.

(3)	Represents for each option, the excess of the fair market value of the underlying shares on December 31, 2011 over the exercise price. These will vest on a pro-rated basis.

(4)	Represents premiums for continued medical, dental and life insurance coverage.

(5)	For all NEOs other than Mr. Lowe, this represents the Defined Benefit (Pension and SERP) and Defined Contribution (401K Savings Plan and Deferred Compensation Plan) amounts for the time from the date of termination through the date each would have attained age 55 with at least 10 years of service.

(6)	For all NEOs other than Mr. Lowe, the payment for termination as a result of non-renewal of their employment agreement is the same as for termination without Cause or for Good Reason. For Mr. Lowe, the amount is the same except the benefits multiple is 24 months.

Death or Disability

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if he dies or suffers a “permanent disability,” the executive, his estate and/or his family become entitled to the following benefits:

•	A lump sum payment equal to 2.0 times annual salary (subject to reduction for any proceeds received under any life insurance policy or the Company’s disability plans).

•	In the event of permanent disability, annual payments equal to 60% of his base salary, commencing on the second anniversary of his disability and ending at age 65.

•	Continued medical and dental benefits for two years (29 months in the case of disability).

•	A lump sum payment equal to a pro-rated target annual incentive from January 1 of the year of death or disability through the first anniversary of that event.

The term “permanent disability” means the executive’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under his employment agreement for a period of 150 consecutive days as determined by a medical doctor selected by the executive and the Company.

Other Employment Agreements

Under the employment agreements for each of Messrs. NeCastro and Lansing, if the executive dies or becomes disabled (as defined under and covered by the Company disability plan), the executive (or his estate) would receive a target annual incentive from January 1 through one year after death or disability, plus 1.0 times base salary. Both Mr. NeCastro and Mr. Lansing receive 18 months of COBRA for medical and dental as a lump sum grossed up for taxes. Under the employment agreements for each of Messrs. Cruz and Hale, if the executive dies or becomes disabled (as defined under and covered by the Company disability plan), the executive (or his estate) would receive a lump sum payment equal to: (i) 2.0 times the executive’s annual salary and target annual incentive (1.5 for Mr. Hale); (ii) the pro-rated annual incentive opportunity for the year based on actual performance; (iii) the value of the additional accruals under the pension plan and SERP for the period from the date of termination through the date the executive would have reached age 55 with at least 10 years of service and additional nonelective contributions to the 401K Savings Plan and Deferred Compensation Plan for the same period; (iv) 24 months of the COBRA premium in effect at the time of termination for such coverage (18 months for Mr. Hale); and (v) continued life insurance for 2.0 years following the date of termination (1.5 years for Mr. Hale).

Long-Term Incentive Plan

If a NEO dies or becomes disabled, any equity awards issued under the Company’s Long-Term Incentive plan will become fully vested, and in the case of stock options, be exercisable until their expiration date.

Termination Due to Death or Disability	Mr. Lowe		Mr. NeCastro Either	Mr. Lansing Either	Mr. Cruz Either	Mr. Hale Either
	Death	Disability
Cash Severance	3,960,000	3,960,000	1,356,250	1,417,500	1,920,000	1,053,000
Equity
Restricted Share/Units(1)	4,751,804	4,751,804	5,154,751	5,188,602	956,486	736,708
Performance Based Restricted Share Units(2)	789,860	789,860	371,005	387,761	179,521	140,028
Unexercisable Options(3)	1,802,631	1,802,631	$882,984	$777,972	$446,011	$338,625

Sub-Total	7,344,296	7,344,296	6,408,740	6,354,335	1,582,019	1,215,362

Other Benefits
Health & Welfare(4)	18,288	2,362,098	18,036	18,036	26,766	15,731
Retirement(5)	0	0	360,972	645,819	439,432	488,672

Sub-Total	18,288	2,362,098	379,008	663,855	466,198	504,403

Total	11,322,584	13,666,394	8,143,998	8,435,690	3,968,217	2,772,764

(1)	Represents the product of: (i) the number of restricted share or unit awards outstanding as of December 31, 2011, multiplied by (ii) $42.42 per share (the closing market price of the our Class A Common Shares on December 30, 2011).

(2)	Represents the target number of performance based restricted share unit awards granted in 2011. These will vest in full subject to actual performance results for the applicable period.

(3)	Represents for each option, the excess of the fair market value of the underlying shares on December 30, 2011 over the exercise price.

(4)	Represents the premiums for continued medical and dental insurance coverage and with respect to Mr. Lowe, includes his executive disability benefit.

(5)	Benefit amount which would be payable to the participant’s surviving spouse if the participant commenced benefit immediately prior to death in the form of a 100% qualified joint and survivor annuity.

Change in Control

Upon a change in control, all outstanding equity awards held by the NEOs will vest, with the options remaining exercisable for the remainder of the original terms. A change in control generally means (i) the acquisition of a majority of the Company’s common voting shares by someone other than The Edward W. Scripps Trust or a party to the Scripps Family Agreement; (ii) the disposition assets accounting for 90% or more of the Company’s revenues, unless the Trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) with respect to Mr. Lowe only, a change in the membership of the Company’s board of directors, such that the current incumbents and their approved successors no longer constitute a majority.

Change in Control (Single Trigger)	Mr. Lowe	Mr. NeCastro	Mr. Lansing	Mr. Cruz	Mr. Hale
Equity
Restricted Share/Units(1)	4,751,804	5,154,751	5,188,602	956,486	736,708
Performance Based Restricted Share Units(2)	789,860	371,005	387,761	179,521	140,028
Unexercisable Options(3)	1,802,631	882,984	777,972	446,011	338,625

Total	7,344,296	6,408,740	6,354,335	1,582,019	1,215,362

(1)	Represents the product of (i) the number of restricted share or unit awards outstanding as of December 31, 2011 multiplied by (ii) $42.42 per share (the closing market price of the Class A Common Shares on December 30, 2011).

(2)	Represents the product of (i) the target number of performance-based restricted share unit awards outstanding as of December 31, 2011 multiplied by (ii) $42.42 per share (the closing market price of the Class A Common Shares on December 30, 2011).

(3)	Represents for each option, the excess of the fair market value of the underlying shares on December 30, 2011 over the exercise price.

Qualifying Termination Following a Change in Control

Senior Executive Change in Control Plan

Each NEO participates in the Senior Executive Change in Control Plan. Under this plan, if the executive’s employment is terminated by the Company other than for “cause,” death or disability or if the executive resigns for “good reason,” within two years after a “change in control,” then the Company or its successor will be obligated to pay or provide the following benefits:

•

A lump sum payment equal to 3.0 times for Mr. Lowe, 2.5 times for Messrs. NeCastro, Lansing and Cruz, 2.0 times for Mr. Hale of the executive’s annual base salary and annual incentive. For this purpose, annual incentive generally means the greater of (i) target in the year of termination or (ii) the highest annual incentive earned in the prior three years.

•	Continued medical, dental, disability, life and accidental death insurance coverage for 36 months for Mr. Lowe, 30 months for Messrs. NeCastro, Lansing and Cruz, 24 months for Mr. Hale.

•

A lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans and defined contribution plans the executive would have received if his age and years of service at the time of termination were increased by 3.0 years for Mr. Lowe, 2.5 years for Messrs. NeCastro, Lansing and Cruz, and 2.0 years for Mr. Hale. With respect to Mr. Cruz and Mr. Hale, they will be treated as if each had attained at least age 55 with 10 years of service on the date of termination for purposes of calculating his retirement benefits.

•	A tax gross up for any excise taxes imposed on excess parachute payments.

Under the change in control plan, the terms “cause” generally includes a commission of a felony or an act that impairs the Company’s reputation; willful failure to perform duties; or breach of any material term, provision or condition of employment. The term “good reason” generally includes a reduction in compensation or duties; relocation outside of principal place of employment; or a material breach of the employment terms by the Company.

In addition to the benefits under the Executive Change in Control Plan, Mr. Lowe’s employment agreement provides that he is entitled to receive reasonable outplacement services for a period of 18 months as well as reimbursement for reasonable legal expenses (up to $75,000) if he is required to enforce the agreement in the event of a qualifying termination following a change in control.

In exchange for these benefits, the executives agree not to compete against the Company or its successors, or solicit their employees, customers, vendors or advertisers for a period of one year after termination.

Executive Annual Incentive Plan

Under the Executive Annual Incentive Plan, in the event that a participant’s employment terminates within one year of a “change in control,” the Company or its successor would be required to pay a lump sum amount to the participant equal to the target annual incentive opportunity for the performance period in which the termination occurs.

Change in Control (Double Trigger)	Mr. Lowe	Mr. NeCastro	Mr. Lansing	Mr. Cruz	Mr. Hale
Cash Severance	9,063,627	3,146,789	3,738,770	2,582,888	1,484,298
Other Benefits
Health & Welfare(1)	47,049	36,875	36,961	36,064	22,916
Legal Expense	75,000	0	0	0	0
Outplacement	50,000	0	0	0	0
Tax Gross-Ups(2)	0	0	2,048,759	0	0
Retirement(3)	2,553,535	661,057	934,755	204,979	176,043

Sub-Total	2,725,584	697,932	3,020,475	241,043	198,959

Total(4)	11,789,211	3,844,721	6,759,245	2,823,931	1,683,257

(1)	This amount represents premiums for continued medical, dental, vision, disability and life insurance.

(2)	Section 280G of the Internal Revenue Code applies if there is a change in control of the Company, compensation is paid to an NEO as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300% or more of the executive’s “base amount,” which equals his average W-2 income for the five-calendar-year period immediately preceding the change in control (e.g., 2006-2010 if the change in control occurs in 2011). If Section 280G applies, then the NEO is subject to an excise tax equal to 20% of the amount of the parachute payments in excess of his base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, the Company is denied a federal income tax deduction for the excess parachute payments. The amounts in the tax gross-ups row reflect a tax gross-up for the excise and related taxes, as required under the terms of the arrangements described above. The amounts are merely estimates based on the following assumptions: (i) an excise tax rate of 20% and a combined federal, state and local income and employment tax rate of 40.5% for Mr. Cruz, and 35% for Messrs. Lowe, NeCastro, Lansing, and Hale and (ii) no amounts were allocated to the non-solicitation or non competition covenants contained in the Executive Change in Control Pan.

(3)	Represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2012, including a 3.94% interest rate. The assumptions are included in the Annual Report, except that (i) no pre-retirement decrements were assumed and (ii) a retirement age of 62 (the earliest age for unreduced retirement) was assumed. For Messrs. NeCastro, Lansing, Cruz and Hale, this amount represents the Defined Benefit (Pension and SERP) and Defined Contribution (401K Savings Plan and Deferred Compensation Plan) amounts for the time from the date of termination through the date each would have attained age 55 with at least 10 years of service.

(4)	These amounts are in addition to the payments and benefits described under the “Change in Control” caption, above.

Retirement

Only Mr. Lowe is eligible for retirement as of December 31, 2011. Under Mr. Lowe’s employment agreement, if he voluntarily terminates employment with the Company, all outstanding equity awards granted pursuant to his employment agreement will vest with the options remaining exercisable for the remainder of the original terms. His performance-based restricted share units will be earned subject to actual performance results for the applicable period.

Termination Due to Retirement Mr. Lowe

Mr. Lowe
Termination Due to Retirement
Equity
Restricted Share/Units(1)	4,751,804
Performance Based Restricted Share Units(2)	789,860
Unexercisable Options(3)	1,802,631

Total	7,344,295

(1)	Represents the product of: (i) the number of restricted share or unit awards outstanding as of December 31, 2011, multiplied by (ii) $42.42 per share (the closing market price of the Class A Common Shares on December 30, 2011).

(2)	Represents the product of (i) the target number of performance-based restricted share unit awards outstanding as of December 31, 2011 multiplied by (ii) $42.42 per share (the closing market price of the Class A Common Shares on December 30, 2011). These are earned subject to actual performance results for the applicable period.

(3)	Represents for each option, the excess of the fair market value of the underlying shares on December 30, 2011, over the exercise price.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned in 2011 by our non-employee directors for services provided to the Company:

Director’s Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
John H. Burlingame	82,000	74,973	77,640	5,250	239,863
Michael Costa	87,500	74,973	77,640	3,000	243,113
David A. Galloway	101,500	74,973	77,640		254,113
Jarl Mohn	84,500	74,973	77,640		237,113
Nicholas B. Paumgarten	81,000	74,973	77,640		233,613
Mary Peirce	78,000	74,973	77,640		230,613
Dale Pond	92,500	74,973	77,640	1,000	246,113
Jeffrey Sagansky	100,500	74,973	77,640		253,113
Nackey E. Scagliotti	83,500	74,973	77,640		236,113
Ronald W. Tysoe	122,000	74,973	77,640	4,000	278,613

(1)	Reflects the aggregate grant date fair value of the stock options and restricted share units granted our non-employee directors in 2011. The aggregate grant date fair value was determined in accordance with FASB ASC Topic 718. See Note 24 of the Consolidated Financial Statements contained in our Annual Report for an explanation of the assumptions made in valuing these awards. The following table reflects the number of Class A Common Shares subject to stock options held by our non-employee directors as of December 31, 2011.

Name	Aggregate Number of Company Shares Underlying Stock Options Award (#)
Mr. Burlingame	49,800
Mr. Costa	24,096
Mr. Galloway	24,096
Mr. Mohn	24,096
Mr. Paumgarten	66,936
Ms. Peirce	24,096
Mr. Pond	24,096
Mr. Sagansky	24,096
Ms. Scagliotti	49,800
Mr. Tysoe	24,096

(2)	Matching charitable contributions through Company’s matching gift program.

Description of Director Compensation Program

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on the board and an equity component, which is designed to align the interests of non-employee directors and shareholders. The Company also provides certain other benefits to non-employee directors, which are described below. Directors who are employees of the company receive no additional compensation for their service on the board.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $40,000. Committee chairs also receive an annual retainer as described in the table below. The retainers are paid in equal quarterly installments. Each non-employee director is also entitled to receive a fee for each board meeting and committee meeting attended, as follows:

Meeting Fees
Board per meeting fee	$2,500
Executive Committee per meeting fee	$2,000
Audit Committee per meeting fee	$2,500
Compensation Committee per meeting fee	$2,000
Nominating and Governance Committee per meeting fee	$2,000
Executive Committee annual chair fee	$3,000
Audit Committee annual chair fee	$15,000
Compensation Committee annual chair fee	$12,000
Nominating & Governance Committee annual chair fee	$8,000

Equity Compensation

Each non-employee director is entitled to receive a stock option grant with a target value of $75,000 and a restricted share unit grant with a target value of $75,000. The stock options are exercisable one year from the date of grant, but may be forfeited upon removal from the board of directors for cause. The restricted share unit awards are payable on the first anniversary of the date of grant, but may be forfeited upon removal form the board for cause.

Other Benefits

In addition to the above compensation, the Company’s matching gift program, matches, on a dollar-for-dollar basis up to $5,000 annually, charitable contributions made by non-employee directors to qualifying organizations. Additional matching contributions are made for disaster relief contributions. This program is also available to all of the Company’s employees.

Deferred Compensation and Stock Plan for Directors

A non-employee director may elect to defer payment of a designated percentage of the cash compensation received as a director under the Company’s Deferred Compensation and Stock Plan for Directors. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on Class A Common Shares, or to a fixed income account that credits interest based on the twelve month average of the 10-year treasury rate (as of November of each year), plus 1%. The deferred amounts (as adjusted for earnings, interest and losses) are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director, either in a lump sum or annual installments over a specified number of years (not to exceed 15) as elected by the director. Payments generally are made in the form of cash, except that the director may elect to receive all or a portion of the amounts credited to his or her phantom stock account in the form of Class A Common Shares.

REPORT ON RELATED PARTY TRANSACTIONS

Related Party Transactions

There were no related party transactions in fiscal 2011. Under its charter, the audit committee of the board of directors is responsible for reviewing any proposed related party transaction. The audit committee has approved a “Statement of Policy With Respect to Related Party Transactions” which recognizes that related party transactions can present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). This policy defines a “related party,” requires that management present to the audit committee for its approval any related party transaction, and defines disclosure procedures.

Scripps Family Agreement

General.    The Company and certain persons and trusts are parties to an agreement (the “Scripps Family Agreement”) restricting the transfer and governing the voting of Common Voting Shares that such persons and trusts may acquire or own at or after the termination of The Edward W. Scripps Trust. Such persons and trusts (the “Signatories”) consist of certain descendants of Robert Paine Scripps who are beneficiaries of the Trust, descendants of John P. Scripps, and certain trusts of which descendants of John P. Scripps are trustees and beneficiaries. Robert Paine Scripps was a son of the founder of the Company. John P. Scripps was a grandson of the founder and a nephew of Robert Paine Scripps.

If the Trust were to have terminated as of January 31, 2012, the Signatories would have held in the aggregate approximately 93% of the outstanding Common Voting Shares as of such date.

Once effective, the provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until 21 years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps alive when the Trust terminates. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares will be effective for a 10-year period after termination of the Trust and may be renewed for additional 10-year periods.

Transfer Restrictions.    No Signatory will be able to dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories will not be able to convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the aforesaid opportunity to purchase and except in certain other limited circumstances.

Signatories will be permitted to transfer Common Voting Shares to their lineal descendants or trusts for the benefit of such descendants, or to any trust for the benefit of such a descendant, or to any trust for the benefit of the spouse of such descendant or any other person or entity. Descendants to whom such shares are sold or transferred outright, and trustees of trusts into which such shares are transferred, must become parties to the Scripps Family Agreement or such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Signatories will also be permitted to transfer Common Voting Shares by testamentary transfer to their spouses provided such shares are converted to Class A Common Shares and to pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Any valid transfer of Common Voting Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.

Voting Provisions.    The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company held after termination of the Trust (each such meeting hereinafter referred to as a “Required Meeting”). At each Required Meeting, the Company will submit for decision by the Signatories, each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the Required Meeting has been called. Each Signatory will be entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him on each matter brought before the Required Meeting. Each Signatory will be bound by the decision reached by majority vote with respect to each matter brought before the Required Meeting, and at the related annual or special meeting of the shareholders of the Company each Signatory will vote his Common Voting Shares in accordance with decisions reached at the Required Meeting of the Signatories.

John P. Scripps Newspapers

In connection with the merger in 1986 of the John P. Scripps Newspaper Group (“JPSNG”) into a wholly owned subsidiary of The E. W. Scripps Company (“EWSC”) (the “JPSNG Merger”), the former JPSNG shareholders, which included beneficiaries of The Edward W. Scripps Trust (the “Trust”), entered into a Shareholder Agreement with EWSC. In connection with the spin-off of Scripps Networks Interactive, Inc. (“SNI”), EWSC assigned to SNI all of its rights and obligations under the Shareholder Agreement with respect to the SNI Common Voting Shares that were distributed to the holders of the voting common shares of EWSC that had been received in the JPSNG Merger and SNI assumed all rights and obligations under the Shareholder Agreement with respect to such shares of SNI (the “Restricted Voting Shares”). The Shareholder Agreement restricts to certain transferees the transfer of any Restricted Voting Shares. The permitted transferees generally include SNI, the Trust, other holders of Restricted Voting Shares, immediate family members, certain trusts, entities controlled by the transferring shareholder, and legatees or heirs. Each permitted transferee must agree to be bound by the Shareholder Agreement. These restrictions on transfer will terminate on the earlier of the termination of the Trust or completion of a public offering of voting common shares of SNI. If a holder of the Restricted Voting Shares has received a written offer to purchase 25% or more of his total Restricted Voting Shares, SNI has a “right of first refusal” to purchase such shares on the same terms as the offer. If SNI does not exercise its right of first refusal, the offered Restricted Voting Shares may be sold to the third party. Under certain other circumstances, such as bankruptcy or insolvency of a holder of the Restricted Voting Shares, SNI has an option to buy all Restricted Voting Shares owned by such shareholder. Holders of Restricted Voting Shares are entitled, subject to certain conditions, to include their Restricted Voting Shares (subject to SNI’s right of first refusal) in a registered public offering of shares of the same class by SNI. In addition, holders of 25% or more of all the outstanding Restricted Voting Shares may, subject to certain conditions, require SNI to register their Restricted Voting Shares (subject to SNI’s right of first refusal) under the Securities Act of 1933 for sale at the shareholders’ expense in a public offering. These registration rights expire three years from the date of any registered public offering of common voting shares by SNI.

INDEPENDENT AUDITORS

The audit committee of the board of directors appointed Deloitte & Touche LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2011. It is expected that Deloitte & Touche LLP will continue as the independent registered public accountants for the Company for the fiscal year ending December 31, 2012. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires.

Independence of the External Auditors.    The committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the committee subject to certain restrictions. The policy sets out the specific services pre-approved by the committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.

Service Fees Paid to the Independent Registered Public Accounting Firm.    The following table sets forth fees for all professional services rendered by Deloitte & Touche LLP to the Company for the years ended December 31, 2011 and 2010.

	2011	2010
Audit fees(1)	$1,685,000	$1,520,000
Audit-related fees(2)	257,500	100,000
Tax Fees(3)	29,000	61,479

Total Fees	$1,971,500	$1,681,479

(1)	Audit fees include the audit of the parent company and certain subsidiary companies, quarterly reviews and accounting consultations.

(2)	Audit-related fees include fees for audits of employee benefit plans, due diligence assistance, audits in connection with dispositions, and other attestations by Deloitte & Touche LLP, including those that are required by statute or regulation.

(3)	Tax fees include fees for tax compliance and consultation.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed with the Company’s management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company for the fiscal year ended December 31, 2011. The audit committee has also discussed with Deloitte & Touche LLP all matters required by generally accepted auditing standards to be discussed. The audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable regulations of the Public Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee, and discussed with Deloitte & Touche LLP the independent public accountant’s independence, and has concluded that Deloitte & Touche LLP is independent.

Based on the review and discussions noted above, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Ronald W. Tysoe, Chair

Michael R. Costa

Dale C. Pond

Jeffrey Sagansky

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and owners of more than 10% of the Company’s Class A Common Shares (“10% shareholders”), to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2011, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with, except for one late filing for an officer, Anatolio B. Cruz III, for a sale of shares.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Any shareholder proposals intended to be presented at the Company’s 2013 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Suite 1800, Cincinnati, Ohio, 45202, on or before December 11, 2012, for inclusion in the Company’s proxy statement and form of proxy relating to the 2013 Annual Meeting of Shareholders.

If a shareholder intends to raise a proposal at the Company’s 2013 annual meeting that he or she does not seek to have included in the Company’s proxy statement, the shareholder must notify the Company of the proposal on or before February 24, 2013. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the 2013 proxy statement.

OTHER MATTERS

The solicitation of proxies is made by and on behalf of the board of directors. The cost of the solicitation will be borne by the Company. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s Class A Common Shares.

If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The board of directors does not know of any other matters which will be presented for action at the meeting.

A copy of the Company’s Annual Report for the year ended December 31, 2011 is enclosed.

By order of the board of directors,

ANATOLIO B. CRUZ III

Chief Legal Officer and Corporate Secretary

April 10, 2012

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET

http://www.proxyvoting.com/sni

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

Scripps Networks Interactive, Inc.

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# 19394-1 FOLD AND DETACH HERE Please mark your votes as indicated in this example

FOR WITHHOLD AUTHORITY *EXCEPTIONS

1.	To vote for the following nominees for election as directors:

Nominees:

(01)	David A. Galloway (02) Nicholas B. Paumgarten (03) Jeffrey Sagansky (04) Ronald W. Tysoe

2. To transact such other business as may properly come before the meeting.

(INSTRUCTIONS: To vote for all nominees, mark the “For” box. To withhold authority to vote for all nominees, mark the “Withhold Authority” box. To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

Mark Here for Address Change or Comments SEE REVERSE

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity. When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

Signature Signature Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the

Annual Meeting of Shareholders – The Proxy Statement and the 2011 Annual Report

to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/sni

FOLD AND DETACH HERE

SCRIPPS NETWORKS INTERACTIVE, INC.

PROXY FOR CLASS A COMMON SHARES

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints KENNETH W. LOWE, JOSEPH G. NECASTRO and ANATOLIO B. CRUZ III and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual eeting of Shareholders of Scripps Networks Interactive, Inc., to be held at the Company’s Knoxville headquarters, 9721 Sherrill Blvd., Knoxville, Tennessee, on Tuesday, May 15, 2012, at 4:00 P.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

The proxies will vote as specified on the reverse, or if a choice is not specified, they will vote FOR the nominees listed in item 1.

Receipt of the Notice of Meeting of Shareholders and related Proxy Statement dated April 10, 2012 is hereby acknowledged.

(Continued, and to be signed, on the other side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNERSERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

WO# 19394-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET

http://www.proxyvoting.com/sni

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

FOLD AND DETACH HERE

Scripps Networks Interactive, Inc.

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# 19394-gr-1 FOLD AND DETACH HERE Please mark your votes as indicated in this example

FOR WITHHOLD AUTHORITY *EXCEPTIONS

1.	To vote for the following nominees for election as directors:

Nominees:

(01)	Gina L. Bianchini(05) Jarl Mohn
(02)	John H. Burlingameq(06) Mary McCabe Peirce
(03)	Michael R. Costa(07) Dale C. Pond
(04)	Kenneth W. Lowe(08) Nackey E. Scagliotti

2. To transact such other business as may properly come before the meeting.

(INSTRUCTIONS: To vote for all nominees, mark the “For” box. To withhold authority to vote for all nominees, mark the “Withhold Authority” box. To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

Mark Here for Address Change or Comments SEE REVERSE

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity. When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

Important notice regarding the Internet availability of proxy materials for the

Annual Meeting of Shareholders – The Proxy Statement and the 2011 Annual Report

to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/sni

FOLD AND DETACH HERE

SCRIPPS NETWORKS INTERACTIVE, INC.

PROXY FOR COMMON VOTING SHARES

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints KENNETH W. LOWE, JOSEPH G. NECASTRO and ANATOLIO B. CRUZ III and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Scripps Networks Interactive, Inc., to be held at the Company’s Knoxville headquarters, 9721 Sherrill Blvd., Knoxville, Tennessee, on Tuesday, May 15, 2012, at 4:00 p.m., local time, and any adjournment or adjournments thereof, and to vote thereat the number of Common Voting shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

The proxies will vote as specified on the reverse, or if a choice is not specified, they will vote FOR the nominees listed in item 1. Receipt of the Notice of Meeting of Shareholders and related Proxy Statement dated April 10, 2012 is hereby acknowledged.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

WO# 19394-gr-1